Exhibit 10.68

CONTRACT OF PURCHASE AND SALE

AND JOINT ESCROW INSTRUCTIONS

BY AND AMONG

SR CORPORATE CENTER PHASE ONE, LLC,

A DELAWARE LIMITED LIABILITY COMPANY

AND

SR CORPORATE CENTER PHASE TWO, LLC,

A DELAWARE LIMITED LIABILITY COMPANY

AS SELLER

AND

CALIFORNIA CORPORATE CENTER ACQUISITION LLC,

A DELAWARE LIMITED LIABILITY COMPANY

AS PURCHASER

SAN RAFAEL CORPORATE CENTER,

SAN RAFAEL, CALIFORNIA

i

(continued)

(continued)

(continued)

(continued)

v

CONTRACT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS

THIS CONTRACT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this “Agreement”) is made and entered into as of the 16th day of December, 2013 (the “Effective Date”), by and among SR CORPORATE CENTER PHASE ONE, LLC, a Delaware limited liability company (“Phase One Seller”), SR CORPORATE CENTER PHASE TWO, LLC, a Delaware limited liability company (“Phase Two Seller”; individually and/or collectively, as the context may require, “Seller”), each having an address c/o Seagate Properties, Inc., 980 Fifth Avenue, San Rafael, California, 94901, and CALIFORNIA CORPORATE CENTER ACQUISITION LLC, a Delaware limited liability company, having an address at c/o BioMarin Pharmaceutical, Inc., 105 Digital Drive, Novato, CA 94949 (“Purchaser”).

W I T N E S S E T H:

A. Phase One Seller and Phase Two Seller, collectively, own that certain office complex and vacant land commonly known as the San Rafael Corporate Center, located in San Rafael, California.

B. Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, at the price and upon the terms and conditions set forth in this Agreement, all right, title and interest of Seller, if any, in and to the following described property (collectively, the “Property”): (a) the land described on Exhibit A attached hereto (the “Land”), (b) the buildings, improvements, and structures located upon the Land (collectively, the “Improvements”), (c) all other easements and rights appurtenant to the Land, if any, including, without limitation, all minerals, oil, gas and other hydrocarbon substances thereon, all development rights, air rights, water, water rights and water stock relating thereto, all strips and gores, and all of Seller’s right, title and interest, if any, in and to any streets, alleys, easements, rights-of-way, public ways, or other rights appurtenant, adjacent or connected thereto or used in connection therewith (collectively, the “Appurtenant Rights”, and together with the Land and the Improvements, the “Real Property”), (d) the Leases (as hereinafter defined) and, to the extent assignable, subject to Section 4.2.2 below, the Contracts (as hereinafter defined) relating to the Real Property, (e) the fixtures, equipment and other tangible personal property owned by each Seller and used exclusively in connection with the Real Property, including, without limitation, all of the items listed on Schedule 1-A attached hereto (collectively, the “Personal Property”), (f) the Development Agreement (as defined below), (g) the OPDDA (as defined below), (h) the PG&E Indemnity Agreement (as defined below), and (i) to the extent assignable, any governmental permits, licenses and approvals, architectural, site, landscaping or other permits, applications, approvals, authorizations and other entitlements, books, records, reports, test results, environmental assessments, as-built plans, specifications and other similar documents and materials relating to the use or operation, maintenance or repair of the Property or the construction or fabrication thereof, all transferable utility contracts, and warranties and guarantees that Seller has received in connection with any work or services performed with respect to, or equipment installed in, the Improvements (collectively, the “Intangible Property”, and together with the Real Property, the Leases, the Contracts, the Personal Property and the Intangible Property (but specifically excluding the Reserved Company Assets), collectively, the “Property”).

NOW, THEREFORE, for $10.00 in hand paid and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Purchase and Sale. Upon the terms and conditions hereinafter set forth, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, the Property.

2. Certain Defined Terms.

2.1 “Additional Deposit” shall mean the sum of Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00), together with all interest thereon.

2.2 “Affiliate Lease” shall mean collectively (i) that certain Lease (770 Lindaro Street) dated December 31, 2011 by and between Phase Two Seller and Purchaser’s Affiliate, as amended to date, whereby Purchaser’s Affiliate leases certain premises at the Real Property and (ii) that certain Lease (790 Lindaro Street) dated December 31, 2011 by and between Phase Two Seller and Purchaser’s Affiliate, as amended to date, whereby Purchaser’s Affiliate leases certain premises at the Real Property.

2.3 “Agency” shall mean the successor to the San Rafael Redevelopment Agency.

2.4 “City” shall mean the City of San Rafael, California.

2.5 “Claims” shall mean, with respect to any Person (as defined below), all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) suffered or incurred by such Person.

2.6 “Deposit” shall mean, collectively, the Initial Deposit (as hereinafter defined), the Additional Deposit and, if deposited with Escrowee (as defined below), the First Extension Deposit and the Second Extension Deposit.

2.7 “Development Agreement” shall mean that certain Development Agreement dated February 17, 1998 by and among the City, Village Builders, L.P., a California limited partnership, and Fair Isaac, as amended by that certain Amendment to Development Agreement dated September 22, 2000 by and among the City, Fair Isaac and San Rafael Corporate Center, LLC, a Delaware limited liability company, as amended by that certain Second Amendment to Development Agreement dated January 19, 2012 by and among the City and Seller.

2.8 “Due Diligence Period” shall mean the period commencing upon the Effective Date and continuing through and including 5:00 p.m. (Pacific time) on December 20, 2013.

2.9 “Fair Isaac” shall mean Fair, Isaac and Company, Inc., a Delaware corporation.

2.10 “Initial Deposit” shall mean the sum of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00), together with all interest thereon (but excluding the “Independent Consideration” (as hereinafter defined)).

2.11 “OPDDA” shall mean that certain Owner Participation, Disposition and Development Agreement dated May 18, 1998 by and between the Agency and Fair Isaac, as amended by that certain First Amendment to Owner Participation, Disposition and Development Agreement dated September 7, 1999 by and between the Agency and Fair and Isaac.

2.12 “PG&E Indemnity Agreement” shall mean that certain Amended and Restated Environment Agreement dated May 15, 1998 by and between PG&E and Lease Plan North America, Inc., a Delaware corporation.

2.13 “PG&E” shall mean Pacific Gas and Electric Company.

2.14 “Purchase Price” shall mean the sum of One Hundred Sixteen Million Five Hundred Thousand and No/100 Dollars ($116,500,000.00).

2.15 “Purchaser’s Affiliate” shall mean BioMarin Pharmaceutical, Inc., a Delaware corporation.

2.16 “Reserved Company Assets” shall mean the following assets of Seller as of the Closing Date: all cash, cash equivalents (including certificates of deposit), deposits held by third parties (e.g., utility companies), any Claims under a warranty or guaranty arising from acts and occurrences prior to the Closing (but only to the extent Seller has retained or is at any time alleged to have any liability for such acts and occurrences and then on a non-exclusive basis with Purchaser), bank accounts, Claims or other rights against any present or prior partner, member, employee, agent, manager, officer or director of Seller or its direct or indirect partners, members, shareholders or affiliates, any refund in connection with termination of Seller’s existing insurance policies, all contracts between Seller and any law firm, accounting firm, property manager, leasing agent, broker, environmental consultants and other consultants and appraisers entered into prior to the Closing, the Excluded Documents (as defined below), any materials relating to the background or financial condition of a present or prior direct or indirect partner or member of Seller, the internal corporate books and records of the entities comprising Seller relating, for example, to contributions and distributions prior to the Closing, any other intangible property that is not used exclusively in connection with the Property, and all of the items specifically listed on Schedule 1-B attached hereto.

2.17 “Scheduled Closing Date” shall mean January 22, 2014, as the same may be extended as expressly provided herein.

3. Deposit; Payment of Purchase Price.

3.1 Deposit.

3.1.1 Initial Deposit. Purchaser shall (a) within two (2) Business Days (as hereinafter defined) after the Effective Date, deposit with First American Title Insurance Company, 777 S. Figueroa Street, 4th Floor, Los Angeles, California 90017, Attention: Maurice

Neri (in its capacity as escrow agent, “Escrowee”), by wire transfer of immediately available federal funds to an account designated by Escrowee, the Initial Deposit, which Initial Deposit shall be held by Escrowee pursuant to the terms and conditions set forth in this Agreement. If Purchaser shall fail to deposit the Initial Deposit with Escrowee within two (2) Business Day after the Effective Date, then Seller may elect, in Seller’s sole discretion, by providing written notice to Purchaser, which written notice must be delivered prior to Purchaser’s deposit of the Initial Deposit with Escrowee, that this Agreement be null, void ab initio and of no force or effect.

3.1.2 Additional Deposit. Not later than three (3) Business Days following the expiration of the Due Diligence Period, provided that Purchaser delivers to Seller the Approval Notice (as hereinafter defined) in accordance with Section 4.2.2 hereof, Purchaser shall deposit with Escrowee, by wire transfer of immediately available federal funds to the Escrow Account, the Additional Deposit, which Additional Deposit shall be held by Escrowee in accordance with the terms and conditions of the Escrow Agreement. If Purchaser delivers the Approval Notice in accordance with Section 4.2.2 hereof, upon Escrowee’s receipt of the Additional Deposit, the Deposit shall become nonrefundable to Purchaser except as expressly provided otherwise herein.

3.2 Independent Consideration. A portion of the amount deposited by Purchaser pursuant to Section 3.1, in the amount of One Thousand Dollars ($1,000) (the “Independent Consideration”) shall be earned by Seller upon execution and delivery of this Agreement by Seller and Purchaser. The Independent Consideration represents adequate bargained for consideration for Seller’s execution and delivery of this Agreement and Purchaser’s right to have inspected the Property pursuant to the terms hereof. The Independent Consideration is in addition to and independent of any other consideration or payment provided for herein and is nonrefundable in all events. Upon the Closing (as hereinafter defined) or the termination of this Agreement for any reason, the Independent Consideration shall be paid to Seller. If the Closing occurs, the Independent Consideration shall be credited against the Purchase Price.

3.3 Closing Payment. The Purchase Price, as adjusted by the application of the Deposit and by the prorations and credits specified herein, shall be paid by Purchaser, by wire transfer of immediately available federal funds to an account or accounts designated in writing by Seller on the Closing Date (as hereinafter defined).

3.4 Investment. Escrowee shall deposit the Deposit in a non-commingled trust account and shall invest the Deposit in insured money market accounts, certificates of deposit, United States Treasury Bills or such other instruments as Purchaser may instruct from time to time.

4. Title Matters; Due Diligence Review; Estoppel Certificates; Conditions Precedent.

4.1 Title Matters.

4.1.1 Title to the Property.

(a) As a condition to Closing in favor of Purchaser, First American Title Insurance Company (in its capacity as title insurer, the “Title Company”) shall have committed to insure Purchaser as the fee owner of the Real Property in the amount of the Purchase Price by issuance of an ALTA extended coverage owner’s policy of title insurance, subject only to the Permitted Exceptions (as hereinafter defined) (the “Owner’s Policy”); provided, that, issuance of extended coverage shall only be a condition to Closing if Purchaser delivers a New Survey (as defined below) to Title Company prior to Closing. It is understood that Purchaser may request a number of endorsements to the Owner’s Policy. Purchaser shall satisfy itself prior to the expiration of the Due Diligence Period that the Title Company will be willing to issue such endorsements at Closing; however, the issuance of such endorsements shall not be conditions to Closing for Purchaser’s benefit. Seller shall execute the Title Company’s so-called customary “Owner’s Affidavit” in the form attached hereto as Exhibit M and a customary gap indemnity agreement (which shall be acceptable to Seller if included in the form contained in Exhibit M) in connection with the issuance of the Owner’s Policy.

(b) Prior to the Effective Date, Seller has delivered to Purchaser (i) a commitment for an owner’s fee title insurance policy or policies with respect to the Real Property (the “Preliminary Title Report”), together with copies of each of the title exceptions noted therein, and (ii) the most recent ALTA survey of the Real Property in Seller’s possession (the “Existing Survey”). If Purchaser shall order, at its sole cost and expense, any update to the Existing Survey or a new survey of the Real Property (collectively, the “New Survey” and, together with the Existing Survey, the “Survey”), the New Survey shall be prepared by a surveyor registered in the State of California, certified by said surveyor to Purchaser and Seller as having been prepared in accordance with the minimum detail requirements of the ALTA land survey requirements. If a draft of the New Survey has been received by Purchaser prior to delivery of Purchaser’s first Title Objection Notice (as defined below), if any, then Purchaser shall use commercially reasonable efforts to cause such draft of the New Survey to be delivered to Seller’s attorneys either prior to or concurrently with the delivery to Seller of the Title Objection Notice. Otherwise, Purchaser shall use commercially reasonable efforts to cause the final draft of the New Survey to be delivered to Seller on or before the Closing. If any exceptions(s) to title to the Real Property should appear in the Preliminary Title Report or the Existing Survey other than the items described in Section 4.1.2 below (such exception(s) being herein called, collectively, the “Unpermitted Exceptions”), subject to which Purchaser is unwilling to accept title, then Purchaser shall provide Seller with written notice (the “Title Objection Notice”) thereof by the date that is ten (10) days prior to the expiration of the Due Diligence Period (the “Title Objection Period”). Seller, in its sole and absolute discretion, may undertake to eliminate or insure over the same subject to the terms and conditions of this Section 4.1.1. Purchaser hereby waives any right Purchaser may have to advance, as objections to title or as grounds for Purchaser’s refusal to close this transaction, any Unpermitted Exception of which Purchaser does not notify Seller prior to the expiration of the Title Objection Period and any such items not timely objected to by Purchaser shall be deemed Permitted Exceptions. Notwithstanding the foregoing, Purchaser shall have the right to object to any Unpermitted Exception if (i) such Unpermitted Exception was first raised by the Title Company subsequent to the expiration of the Title Objection Period, and (ii) Purchaser shall notify Seller of the same within three (3) Business Days after the Title Company shall notify Purchaser of such Unpermitted Exception (a “New Exception”) (failure to so notify Seller shall be deemed to be a waiver by Purchaser of its right to raise such New Exception as an objection to title or as a ground for Purchaser’s refusal to close the transaction contemplated by this Agreement and any such New Exception not timely objected to by Purchaser shall be deemed a Permitted Exception). Notwithstanding anything to the contrary contained in this Agreement, Seller, in its sole discretion, shall have the right, upon written notice to Purchaser at least two (2) Business Days prior to the Scheduled Closing Date, to extend the Scheduled Closing Date for up to thirty (30) days to eliminate or insure over one or more Unpermitted Exceptions. Seller shall notify Purchaser, in writing, within three (3) Business Days after receipt by Seller of the applicable Title Objection Notice, if Seller will endeavor to eliminate or insure over such Unpermitted Exceptions. If Seller fails to notify Purchaser within three (3) Business Days after receipt of a Title Objection Notice that Seller elects to eliminate or insure over an Unpermitted Exception, then Seller shall be deemed to have elected not to eliminate or insure over such Unpermitted Exception and Seller shall have no right to extend the Scheduled Closing Date with respect to such Unpermitted Exception. If Seller proposes to insure over any exception to title by obtaining title insurance or an endorsement to the Owner’s Policy on behalf of Purchaser, then Purchaser shall have the right to reasonably approve the form and substance of such title insurance or endorsement. Notwithstanding the foregoing or anything to the contrary set forth herein, Seller shall not under any circumstance be required or obligated to cause the cure or removal of any Unpermitted Exception including, without limitation, to bring any action or proceeding, to make any payments or otherwise to incur any expense in order to eliminate any Unpermitted Exception or to arrange for title insurance insuring against enforcement of such Unpermitted Exception against, or collection of the same out of, the Property, unless Seller timely notifies Purchaser that it will endeavor to eliminate or insure over such Unpermitted Exception, in which case, the elimination of or insuring over of such Unpermitted Exception shall be a condition to Closing in favor of Purchaser (but in no event shall Seller’s failure to eliminate such Unpermitted Exception constitute a default by Seller hereunder), and, upon Seller’s failure to eliminate or insure over such Unpermitted Exceptions, Purchaser’s sole and exclusive remedies shall be as set forth in Section 4.1.1(c) below. The Closing shall be extended as necessary to allow each party the full periods set forth in this Section 4.1.1(b) to deliver notices and make the elections set forth in this Section 4.1.1(b).

(c) If Seller is unable to eliminate any Unpermitted Exceptions in accordance with the provisions of this Section 4.1.1, or to arrange for title insurance or special endorsements insuring against enforcement of such Unpermitted Exceptions (in form reasonably acceptable to Purchaser) against, or collection of the same out of, the Property, then Purchaser shall have the right, as its sole remedy, by delivery of written notice to Seller on or before the Closing Date, to either (i) terminate this Agreement by written notice delivered to Seller (in which event Escrowee shall return the Deposit to Purchaser and no party hereto shall have any further obligations in connection herewith except under those obligations, liabilities and provisions that expressly survive the Closing or a termination of this Agreement (collectively, the “Surviving Obligations”)), or (ii) accept title to the Real Property subject to such Unpermitted Exception(s) without a reduction in, abatement of, or credit against, the Purchase Price, in which case, such matters shall thereafter be deemed Permitted Exceptions. The failure of Purchaser to deliver timely any written notice of election under this Section 4.1.1(c) shall be conclusively deemed to be an election under clause (ii) above. The Closing shall be extended as necessary to allow each party the full periods set forth in this Section 4.1.1(c) to deliver notices and make the elections set forth in this Section 4.1.1(c).

(d) Notwithstanding the foregoing, any delinquent taxes and assessments, deeds of trust, mechanics’ liens, judgment liens and similar monetary encumbrances (to the extent that the same were placed on the Property by Seller or have arisen due to the actions or omissions of Seller) (“Required Removal Exceptions”) shall not be deemed Permitted Encumbrances regardless of whether or not Purchaser has objected to such and regardless of anything set forth in any Seller response notice delivered pursuant to Section 4.4.1(c) above (or any failure of Seller to deliver a response pursuant to Section 4.4.1(c) above). Prior to Closing, Seller shall take, at Seller’s sole cost and expense, all action necessary to remove any Required Removal Exceptions from title to the Property. If, on the Closing Date, there are any Required Removal Exceptions, then Seller shall have the right (but not the obligation) to either (i) arrange, at Seller’s cost and expense and subject to Purchaser’s reasonable approval, for affirmative title insurance or special endorsements insuring against enforcement of such liens or encumbrances, or (ii) use any portion of the Purchase Price to pay and discharge the same.

4.1.2 Permitted Exceptions to Title. The Real Property shall be sold and conveyed subject to the following exceptions to title (the “Permitted Exceptions”):

(a) any state of facts shown on the Existing Survey; provided, that, this Section 4.1.2(a) shall not limit Purchaser’s right to object to any new matter set forth in any New Survey in accordance with Section 4.1.1(b) above;

(b) all laws, ordinances, rules and regulations of the United States, the State of California, or any agency, department, commission, bureau or instrumentality of any of the foregoing having jurisdiction over the Property (each, a “Governmental Authority”), as the same may now exist or may be hereafter modified, supplemented or promulgated;

(c) all presently existing and future liens of real estate taxes or assessments and water rates, water meter charges, water frontage charges and sewer taxes, rents and charges, if any, provided that such items are not yet due and payable and are apportioned as provided in this Agreement;

(d) any exceptions that are deemed to be Permitted Exceptions under Section 4.1.1 above; and

(e) the pre-printed exceptions which appear in the jacket of an ALTA extended coverage owner’s policy of title insurance.

4.2 Due Diligence Reviews. Except for title and survey matters (which shall be governed by the provisions of Section 4.1 above), Purchaser shall have until the Closing, TIME BEING OF THE ESSENCE, within which to perform and complete all of Purchaser’s due diligence examinations, reviews and inspections of all matters pertaining to the purchase of the Property, including all leases and service contracts, and all physical, environmental and compliance matters and conditions respecting the Property (collectively, the “Investigations”), which Investigations shall at all times be subject to Purchaser’s compliance with the provisions of this Section 4.2. For purposes of clarification, Purchaser’s Affiliate’s entry onto the Real Property for the conduct of Purchaser’s Affiliate’s business as a tenant under the Affiliate Lease shall not be deemed to be an Investigation. Prior to Closing, Seller shall provide Purchaser with access to the Property upon reasonable advance notice to perform the Investigations. Prior to the Effective Date and during the Due Diligence Period, Seller has made and will make available to Purchaser, via electronic lockbox and at the offices of Seller and/or Seller’s property manager, copies of the agreements (including without limitation all brokerage agreements), contracts, documents, information, Leases, plans and specifications, guarantees, warranties, permits, reports, books, records and other materials pertinent to the ownership, operation, occupancy, use, development, or management of the Property and in Seller’s possession and control (including without limitation the items set forth on Exhibit J attached hereto, collectively, the “Property Documents”). In no event shall Seller be obligated to make available (1) any document or correspondence which would be subject to the attorney-client privilege; (2) any document or item which Seller is contractually or otherwise bound to keep confidential as of the Effective Date; (3) any documents pertaining to the marketing of the Property for sale to prospective purchasers; (4) any internal memoranda, reports or assessments relating to the Property; or (5) appraisals of the Property whether prepared internally by Seller or Seller’s affiliates or externally (collectively, the “Excluded Documents”). The Investigations shall be made or performed during Seller’s normal business hours and at the sole risk and expense of Purchaser. During Investigations, Purchaser shall use commercially reasonable efforts to minimize interference with the business of other tenants of the Real Property. Purchaser shall:

(a) promptly repair any damage to the Property resulting from any such Investigations and replace, refill and regrade any holes made in, or excavations of, any portion of the Property used for such Investigations so that the Property shall be in substantially the same condition that it existed in prior to such Investigations; provided, however, that Purchaser shall have no obligation to repair any damage caused by the acts or omissions of Seller, its agents or representatives or to remediate, contain, abate or control any pre-existing condition of the Property which existed prior to Purchaser’s entry thereon (except to the extent such pre-existing condition was exacerbated due to the actions or omissions of Purchaser or Purchaser’s Representatives (as hereinafter defined));

(b) fully comply with all laws applicable to the Investigations and all other activities undertaken in connection therewith;

(c) permit Seller to have a representative present during all Investigations undertaken hereunder; provided that Seller shall be solely responsible for making such representative available at the time of the applicable Investigations;

(d) take all commercially reasonable actions and implement all commercially reasonable protections necessary to ensure that the Investigations and the equipment, materials, and substances generated, used or brought onto the Property in connection with the Investigations, pose no threat to the safety or health of persons or the environment, and cause no damage to the Property or other property of Seller or other persons;

(e) if this Agreement is terminated, furnish to Seller, at no cost or expense to Seller, copies of all surveys, engineering, asbestos, Phase I environmental and other studies and reports relating to the Investigations which Purchaser shall obtain with respect to the Property (collectively, “Purchaser Reports”) provided, however, in no event shall Purchaser be obligated to furnish to Seller any: (1) document or correspondence which would be subject to the attorney- client privilege; (2) document or item which Purchaser is contractually or otherwise bound to keep confidential; (3) internal memoranda, reports or assessments relating to the valuation or future performance of the Property; or (4) appraisals of the Property whether prepared internally by Purchaser or Purchaser’s affiliates or externally. If Purchaser provides Seller with copies of any Purchaser Reports, Seller acknowledges that such Purchaser Reports will be delivered in their “as-is” condition, that Purchaser shall not in any way be liable or otherwise responsible for any inaccuracies or misstatements set forth therein and that Seller will not be entitled to rely on such Purchaser Reports and, to the extent it does so, will do so at its sole risk.

(f) from the Effective Date until the Closing or earlier termination of this Agreement, maintain or cause to be maintained, at Purchaser’s expense, a policy of commercial general liability insurance, with a broad form contractual liability endorsement and with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage, automobile liability coverage including owned and hired vehicles with a combined single limit of $1,000,000 per occurrence for bodily injury and property damage, and an excess umbrella liability policy for bodily injury and property damage in the amount of $5,000,000, insuring Purchaser, Seller, J.P. Morgan Investment Management Inc., JPMorgan Chase Bank, N.A. and Seagate Properties, Inc., as additional insureds, against any injuries or damages to persons or property that may result from or are related to Purchaser’s and/or Purchaser’s Representatives’ (as hereinafter defined) Investigations, all of which insurance shall be on an “occurrence form” and with an insurance company reasonably acceptable to Seller (provided, that Seller hereby approves Travelers as the insurance company), and deliver certificates evidencing such insurance to Seller prior to Purchaser’s first entry on the Property to perform the Investigations;

(g) not permit the Investigations or any other activities undertaken by Purchaser or Purchaser’s Representatives to result in any liens, judgments or other encumbrances being filed or recorded against the Property, and Purchaser shall, at its sole cost and expense, promptly discharge of record any such liens or encumbrances that are so filed or recorded (including, without limitation, liens for services, labor or materials furnished); and

(h) indemnify Seller and any agent, advisor, representative, affiliate, employee, director, beneficiary, investor, servant, direct or indirect partner, member, or shareholder, or trustee of Seller (collectively, “Seller Related Parties”) and hold harmless Seller and Seller Related Parties from and against any and all Claims suffered or incurred by Seller or any Seller Related Party and arising out of or in connection with (i) Purchaser’s and/or Purchaser’s Representatives’ entry upon the Property prior to Closing, (ii) any Investigations or other activities conducted thereon by Purchaser or Purchaser’s Representatives prior to Closing, (iii) any liens or encumbrances filed or recorded against the Property as a consequence of the Investigations and/or (iv) any and all other activities undertaken by Purchaser or Purchaser’s Representatives with respect to the Property prior to Closing. The foregoing indemnity shall not include any Claims that result (x) solely from the mere discovery, by Purchaser or Purchaser’s Representatives, of pre-existing conditions (except to the extent exacerbated due to the actions or omissions of Purchaser or Purchaser’s Representatives) on the Property during Investigations conducted pursuant to, and in accordance with, the terms of this Agreement, (y) the acts or omissions of Seller or any Seller Related Party, or (z) the entry of Purchaser’s Affiliate onto the Real Property for the purposes set forth in the Affiliate Lease.

Purchaser may perform a so-called Phase I environmental site assessment of the Real Property without Seller’s consent. In no event shall Purchaser or Purchaser’s Representatives, without the prior written consent of Seller: (x) make any intrusive physical testing (environmental, structural or otherwise) at the Property, such as testing customarily performed in connection with a Phase II environmental site assessment, including, without limitation, any soil borings, water samplings or the like (“Intrusive Testing”); provided, however, Purchaser and/or Purchaser’s Representatives shall have the right to perform Intrusive Testing subject to (i) the delivery by Purchaser to Seller, not later than three (3) Business Days prior to the date on which Purchaser or Purchaser’s Representatives intend to perform such Intrusive Testing, of a written scope and schedule of work to be performed by Purchaser or its consultants for Seller’s review and approval, and (ii) Seller’s reasonable approval of the same; provided, that in no event shall Purchaser perform any Intrusive Testing that may pierce or otherwise result in any damage to the Cap (as defined in the PG&E Indemnity Agreement) without Seller’s consent in its sole and absolute discretion; and/or (y) contact any tenant of the Property, except for confirmatory tenant interviews; provided, however, that Purchaser shall notify Seller of those tenants which Purchaser desires to interview, Seller or Seller’s agent(s) shall schedule such confirmatory tenant interviews, and Seller or Seller’s agent(s) shall have the right to be present at the confirmatory tenant interview (Purchaser acknowledges that Purchaser shall have no right to directly notify any tenant of an interview request, and that such interview requests shall be directed to Seller, who shall, or shall direct its agent(s) to, schedule such confirmatory tenant interviews). If Owner fails to respond to any request by Purchaser to conduct any Intrusive Testing, such proposed Intrusive Testing shall be deemed disapproved. Purchaser shall have the right to contact any Governmental Authority without prior notice to or the consent of Seller; provided, that, prior to the expiration of the Due Diligence Period, without Seller’s prior consent (which may be granted or withheld in Seller’s reasonable discretion), Purchaser shall not contact the City officials, planning staff or the City Council (collectively, the “City Staff”) with respect to matters concerning the Development Agreement, the OPDDA or the Master Plan and any modifications thereto, or any proposed or future development of the Property (collectively, the “Development Matters”). If, in accordance with the immediately preceding sentence, Seller consents to Purchaser’s contact with the City Staff concerning the Development Matters, Seller or Seller’s agent(s) shall be present at any meeting or for any other communication between Purchaser and the City Staff concerning the same.

The provisions of this Section 4.2 shall survive the termination of this Agreement.

4.2.1 Property Documents. All Property Documents provided to Purchaser shall be subject to the following terms and conditions and the terms and conditions set forth in Section 11 hereof:

(a) Any Property Documents provided or to be provided with respect to the Property are solely for the convenience of Purchaser and Purchaser’s lenders, investors, affiliates, and their respective directors, officers, employees, partners, members, brokers, agents or other representatives, including, without limitation, attorneys, accountants, contractors, consultants, engineers and financial advisors (collectively, “Purchaser’s Representatives”) and was or will be obtained from a variety of sources. Neither Seller nor any Seller Related Party has made any independent investigation or verification of such information and makes no (and expressly disclaims all) representations and warranties as to the truth, accuracy or completeness of the Property Documents, or any other studies, documents, reports or other information provided to Purchaser hereunder and expressly disclaims any implied representations as to any matter disclosed or omitted. Neither Seller nor any Seller Related Party shall be liable for any mistakes, omissions, misrepresentations or any failure to investigate the Property nor shall Seller or any Seller Related Party be bound in any manner by any verbal or written statements, representations, appraisals, environmental assessment reports, or other information pertaining to the Property or the operation thereof. Nothing set forth in this Section 4.2.1 shall limit Seller’s covenants, representations and warranties expressly set forth in this Agreement, the Seller’s Estoppel Certificates (as defined below) and in the documents to be delivered by Seller at Closing.

(b) If this Agreement is terminated, then Purchaser and Purchaser’s Representatives shall promptly deliver to Seller all originals and copies of the Property Documents in the possession of Purchaser and Purchaser’s Representatives.

(c) The provisions of this Section 4.2.1 shall survive the Closing or a termination of this Agreement.

4.2.2 Termination Right. Purchaser shall have the right to terminate this Agreement in its sole and absolute discretion for any reason or for no reason by delivering written notice (a “Termination Notice”) to Seller and Escrowee at any time prior to the expiration of the Due Diligence Period. If Purchaser shall determine, in its sole and absolute discretion, to acquire the Property, then, on or before the expiration of the Due Diligence Period, Purchaser shall notify Seller and Escrowee in writing that Purchaser is waiving Purchaser’s termination right set forth in this Section 4.2.2 (such notice being herein called an “Approval Notice”); it being understood by Purchaser, that if Purchaser delivers an Approval Notice in accordance with this Section 4.2.2 such Approval Notice shall waive all rights to termination under this Section 4.2.2 and shall be with respect to all of the Property (Purchaser having no right to purchase only a portion of the Property, whether owned by Phase One Seller, Phase Two Seller, or a portion of the Property owned by each). Together with the Approval Notice, Purchaser shall specify those Contracts (if any) that Purchaser elects to terminate at Closing; and Seller shall use commercially reasonable efforts to terminate, at Seller’s sole cost and expense, effective as of the Closing Date, the Contracts that Purchaser has elected to terminate; provided, however, Seller shall be under no obligation to terminate any Contract which by its express terms cannot be terminated prior to the Closing Date and Purchaser shall be required to assume all such Contracts. If Purchaser delivers a Termination Notice or if Purchaser shall fail to deliver an Approval Notice to Seller on or before the expiration of the Due Diligence Period or shall fail to deliver the Additional Deposit to Escrowee in accordance with Section 3.1.2, TIME BEING OF THE ESSENCE, Purchaser shall be deemed to have elected to terminate this Agreement and the Initial Deposit shall be promptly returned to Purchaser, and the obligations of the parties hereunder shall terminate (and no party hereto shall have any further obligations in connection herewith except for the Surviving Obligations).

4.3 Tenant Estoppel Certificate. Receipt of estoppel certificates dated not earlier than thirty (30) days (or forty-five (45) days if the initial Scheduled Closing Date set forth in this Agreement is extended for any reason) prior to the Scheduled Closing Date as such date is extended for any reason other than the Closing Extension Periods (as defined below) (each, a “Tenant Estoppel Certificate”, and collectively, the “Tenant Estoppel Certificates”) from the tenants identified on Exhibit B attached hereto and made a part hereof (collectively, the “Required Tenants”) approved or deemed approved by Purchaser in accordance with this Section 4.3, shall, subject to the terms of Section 8.2.4, be a condition precedent to Purchaser’s obligation to purchase the Property hereunder. Seller shall use commercially reasonable efforts to obtain Tenant Estoppel Certificates from all tenants and occupants of the Real Property (including the Required Tenants but excluding Purchaser’s Affiliate), which certificates shall be substantially in the form attached hereto and made a part hereof as Exhibit C-1, as modified to make the statements contained therein factually correct (or if Seller, after using commercially reasonable efforts to obtain certificates in such form, is unable to obtain the same, then in the form, if any, prescribed in the applicable lease or other operative document) and which do not disclose (in each case, to the extent not otherwise Known to Purchaser (as defined below) prior to the expiration of the Due Diligence Period) (i) any material, adverse matters inconsistent with the applicable leases or occupancy agreements, (ii) any material default under the applicable leases or occupancy agreements, (iii) any material deviation from the Rent Roll attached hereto as Exhibit C-3 (the “Rent Roll”) or (iv) any matter which would render any of Seller’s representations or warranties set forth in this Agreement untrue. Seller shall prepare Tenant Estoppel Certificates for all tenants or occupants of the Real Property including the Required Tenants (other than Purchaser’s Affiliate) in the form attached hereto as Exhibit C-1 by completing the blanks therein and promptly delivering the same to Purchaser after the Effective Date. Seller shall be under no obligation to obtain a Tenant Estoppel Certificate from Purchaser’s Affiliate but Purchaser shall cause Purchaser’s Affiliate to deliver a Tenant Estoppel Certificate to Seller for the benefit of Seller. Purchaser shall have three (3) Business Days after receipt of the Tenant Estoppel Certificates from Seller to approve the Tenant Estoppel Certificates or to propose reasonable modifications thereto to make the Tenant Estoppel Certificates factually accurate (and Purchaser’s failure to respond within such three (3) Business Day period shall be deemed to be Purchaser’s approval of the Tenant Estoppel Certificates). Once the Tenant Estoppel Certificates are approved (or deemed approved) by Purchaser, Seller shall incorporate any such reasonable modifications timely proposed by Purchaser in accordance with the preceding sentence and thereafter promptly deliver the Tenant Estoppel Certificates to the tenants and occupants of the Real Property. Seller shall promptly deliver all executed Tenant Estoppel Certificates (or any comments to the Tenant Estoppel Certificates) received by Seller to Purchaser. Purchaser shall notify Seller in writing of its approval or disapproval of a Tenant Estoppel Certificate within three (3) Business Days after Purchaser’s receipt thereof; provided, however, Purchaser may only disapprove an executed Tenant Estoppel Certificate if it contains (a) any material, adverse matters inconsistent with the applicable leases or occupancy agreements, (b) any material default under the applicable leases or occupancy agreements, (c) any material deviation from the Rent Roll, (d) any matter which would render any of Seller’s representations or warranties set forth in this Agreement untrue, or (e) any material deviation from the form attached hereto as Exhibit C-1 (or, if applicable, the form, if any, prescribed in the applicable lease or other operative document). If Purchaser fails to notify Seller of its approval or disapproval within such three (3) Business Day period, the applicable Tenant Estoppel Certificate shall be deemed acceptable to and approved by Purchaser. Notwithstanding anything contained in this Agreement to the contrary, with respect to any tenant or occupant other than a Required Tenant, if after using commercially reasonable efforts to obtain a Tenant

Estoppel Certificate from any such tenant or occupant Seller is unable to obtain such Tenant Estoppel Certificate, Seller shall deliver to Purchaser, not later than two (2) Business Days prior to the Closing Date, a certificate (a “Seller’s Estoppel Certificate”) in the form attached hereto and made a part hereof as Exhibit C-2 executed by Seller. In addition, Seller shall be released from any liability with respect to such Seller’s Estoppel Certificate upon the date of delivery to Purchaser of a Tenant Estoppel Certificate executed by a tenant for which Seller has delivered such Seller’s Estoppel Certificate approved (or deemed approved) by Purchaser in accordance with this Section 4.3, but only if the same is delivered to and approved (or deemed approved) by Purchaser prior to Closing. If prior to the then Scheduled Closing Date, Tenant Estoppel Certificates have not been received from all tenants and occupants of the Real Property (other than Purchaser’s Affiliate), then Seller may postpone the Closing for up to forty-five (45) days beyond the then Scheduled Closing Date to allow Seller additional time in order to obtain such Tenant Estoppel Certificates. So long as Seller uses commercially reasonable efforts to obtain the Tenant Estoppel Certificates from the Required Tenants, the failure of Seller to deliver any Tenant Estoppel Certificate from a Required Tenant shall not be a breach or default by Seller under this Agreement, and the failure to deliver any Tenant Estoppel Certificate from a Required Tenant shall only be a failure of a condition to Closing for Purchaser’s benefit, in which event Purchaser’s sole recourse hereunder in the event of any such failure shall be, in Purchaser’s sole and absolute discretion, to either (i) waive receipt of the Tenant Estoppel Certificate for the Required Tenant and proceed to Closing on the Scheduled Closing Date, or (ii) to terminate this Agreement by written notice delivered to Seller (in which event Escrowee shall pay the Deposit to Purchaser and no party hereto shall have any further obligations in connection herewith except for the Surviving Obligations).

4.4 Intentionally Omitted.

4.5 Intentionally Omitted.

4.6 Consent and Agreement of City to Assignment of Development Agreement and the OPDDA and Sale of the Property. As a condition to Closing in favor of Seller and Purchaser, Seller shall have received a written consent and agreement from the City to the sale of the Property and the assignment of the Development Agreement and the OPDDA by Seller to Purchaser (the “City Consent and Agreement”). The City Consent and Agreement shall be in form and substance reasonably satisfactory to Seller and Purchaser (Seller and Purchaser acknowledging that if delivered substantially in the form of the Consent and Agreement attached hereto as Exhibit C-4, the City Consent and Agreement shall be satisfactory and the condition under this Section 4.6 shall have been satisfied); provided, that, it shall be deemed reasonable for Purchaser to object to any changes to Paragraph 6 to the form attached hereto as Exhibit C-4 (and it shall not be deemed reasonable for Seller to object to any changes to such Paragraph of the form attached hereto as Exhibit C-4). Among other reasons, the parties agree that it would be reasonable for Purchaser to disapprove the form of the City Consent and Agreement if such form would require Purchaser to pay additional amounts, commit to perform additional on-site or off-site improvements or otherwise materially increase the obligations or liabilities of Purchaser under the Development Agreement or the OPDDA (or would materially decrease Purchaser’s rights under either the OPDDA or the Development Agreement). If the City Consent and Agreement has not been received prior to the Scheduled Closing Date, then either party, in its sole discretion, shall have the right, upon written notice to the other party delivered not later than two (2) Business Days prior to the Scheduled Closing Date, to extend the Scheduled Closing Date for up to sixty (60) days to obtain the same. The parties shall reasonably cooperate with each other to obtain the City Consent and Agreement in a timely manner. Provided, the parties so cooperate, the failure of the parties to obtain the City Consent and Agreement shall not be a breach or default by any party to this Agreement, and shall only be a failure of a condition to Closing for Seller’s and Purchaser’s benefit, in which event, the sole recourse of either party hereunder in the event of any such failure shall be to terminate this Agreement by written notice delivered to the other party (in which event Escrowee shall pay the Deposit to Purchaser and no party hereto shall have any further obligations in connection herewith except for the Surviving Obligations).

4.7 Consent of PG&E to Assignment of PG&E Indemnity Agreement. As a condition to Closing in favor of Purchaser, Seller shall have received a written consent from PG&E to the assignment of the PG&E Indemnity Agreement by Seller to Purchaser (the “PG&E Consent”). The PG&E Consent shall be in form and substance reasonably satisfactory to Purchaser (Purchaser acknowledging that if delivered substantially in the form of the letter attached hereto as Exhibit C-5, the PG&E Consent shall be satisfactory and the condition under this Section 4.7 shall have been satisfied). If the PG&E Consent has not been received prior to the Scheduled Closing Date, then either party, in its sole discretion, shall have the right, upon written notice to the other party delivered not later than two (2) Business Days prior to the Scheduled Closing Date, to extend the Scheduled Closing Date for up to sixty (60) days to obtain the same. The parties shall reasonably cooperate with each other to obtain the PG&E Consent in a timely manner. Provided the parties so cooperate, the failure of the parties to obtain the PG&E Consent shall not be a breach or default by any party to this Agreement, and shall only be a failure of a condition to Closing for Purchaser’s benefit, in which event, the sole recourse of either party hereunder in the event of any such failure shall be to terminate this Agreement by written notice delivered to the other party (in which event Escrowee shall pay the Deposit to Purchaser and no party hereto shall have any further obligations in connection herewith except for the Surviving Obligations).

4.8 Intentionally Omitted.

4.9 Dow Acknowledgements. Seller shall use commercially reasonable efforts to obtain the transfer to Purchaser prior to Closing of that certain V.I.P. Weatherseal System Performance Warranty #0000028727 (the “Dow Acknowledgement”) and Seller shall pay any assignment fees in connection with the same. The failure of Seller to obtain the Dow Acknowledgment prior to Closing shall not constitute the failure of a Purchaser Condition and shall not entitle Purchaser to exercise any remedy available to Purchaser set forth in Section 4.11 below; provided, however, if the Dow Acknowledgement is not obtained prior to Closing, then Seller shall continue to use commercially reasonable efforts to obtain the Dow Acknowledgement after Closing. This Section 4.9 shall survive the Closing.

4.10 Conditions Precedent to Obligations of Purchaser; No Financing Contingency. The obligation of Purchaser to render performance under this Agreement is subject to the foregoing conditions precedent and the following conditions precedent (and conditions concurrent, with respect to deliveries to be made by the parties at Closing) (collectively, “Purchaser’s Conditions”), which conditions may be waived, or the time for satisfaction thereof extended, by Purchaser only in a writing executed by Purchaser; provided, however, that any such waiver shall not affect Purchaser’s ability to pursue any remedy Purchaser may have with respect to any breach hereunder by Seller:

4.10.1 Seller’s Due Performance. All of the representations and warranties of Seller set forth in this Agreement shall be true and correct as of the Closing Date, and Seller, on or prior to the Closing Date, shall have complied with and/or performed all of the obligations, covenants and agreements required on the part of Seller to be complied with or performed pursuant to the terms of this Agreement.

4.10.2 No Bankruptcy. No action or proceeding shall have been commenced by or against Seller under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors and no attachment, execution, lien or levy shall have attached to or been issued with respect to the Property or any portion thereof.

4.10.3 No Moratoria. No statute, regulation, ordinance, or federal, state, county or local legislation, or order, judgment, ruling or decree of any governmental agency or of any court shall have been enacted, adopted, issued, entered or pending which would prohibit development of the Real Property in accordance with the Development Agreement.

4.10.4 Satisfaction of Conditions Precedent. The satisfaction, on or before the Closing Date, of all other conditions precedent to Closing benefiting Purchaser specifically set forth in this Agreement.

Notwithstanding anything to the contrary contained herein, Purchaser acknowledges and agrees that, while Purchaser may at its own risk attempt to obtain financing with regard to its acquisition of the Property, (i) Purchaser’s obtaining, or ability to obtain, financing for its acquisition of the Property is in no way a condition to Purchaser’s performance of its obligations under this Agreement and (ii) Purchaser’s performance of its obligations under this Agreement is in no way dependent or conditioned upon the availability of any financing whether generally in the marketplace or specifically in favor of Purchaser and (iii) in no event shall the Closing be delayed on account of Purchaser’s obtaining, or ability to obtain, financing.

4.11 Failure of Purchaser’s Conditions. Subject and without limitation to Purchaser’s rights hereunder (including, without limitation, Section 10.1 below to the extent a Purchaser Condition was not satisfied due to a Seller default), if any of Purchaser’s Conditions have not been fulfilled within the applicable time periods, Purchaser may:

4.11.1 Waive and Close. Waive the Purchaser Condition and close Escrow in accordance with this Agreement, without adjustment or abatement of the Purchase Price; or

4.11.2 Terminate. Terminate this Agreement by delivering written notice to Seller and to Escrowee, in which event, Escrowee shall pay the Deposit to Purchaser and no party hereto shall have any further obligations in connection herewith except for the Surviving Obligations.

4.12 Conditions Precedent to Obligations of Seller. The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the foregoing conditions precedent and the following conditions precedent (and conditions concurrent, with respect to deliveries to be made by the parties at Closing) (collectively, “Seller’s Conditions”), which conditions may be waived, or the time for satisfaction thereof extended, by Seller only in a writing executed by Seller; provided, however, that any such waiver shall not affect Seller’s ability to pursue any remedy Seller may have with respect to any breach hereunder by Purchaser:

4.12.1 Purchaser’s Due Performance. All of the representations and warranties of Purchaser set forth in this Agreement shall be true and correct as of the Closing Date, and Purchaser, on or prior to the Closing Date, shall have complied with and/or performed all of the obligations, covenants and agreements required on the part of Purchaser to be complied with or performed pursuant to the terms of this Agreement.

4.12.2 Satisfaction of Conditions Precedent. The satisfaction, on or before the Closing Date, of all other conditions precedent to Closing benefiting Seller specifically set forth in this Agreement.

4.13 Failure of Seller’s Conditions. Subject and without limitation to Seller’s rights hereunder (including, without limitation, Section 10.2 below to the extent a Seller Condition was not satisfied due to a Purchaser default), if any of Seller’s Conditions have not been fulfilled within the applicable time periods, Seller may:

4.13.1 Waive and Close. Waive the Seller’s Condition and close Escrow in accordance with this Agreement, without adjustment or abatement of the Purchase Price; or

4.13.2 Terminate. Terminate this Agreement by delivering written notice to Purchaser and to Escrowee, in which event, Escrowee shall pay the Deposit to Purchaser and no party hereto shall have any further obligations in connection herewith except for the Surviving Obligations.

5. Closing.

5.1 Closing Date. The closing (the “Closing”) of the sale and purchase contemplated herein shall occur on or before the Scheduled Closing Date, TIME BEING OF THE ESSENCE (the date on which the Closing shall occur being herein referred to as the “Closing Date”). With respect to any extension of the Scheduled Closing Date pursuant to Section 4.1, Section 4.3, Section 4.6 or Section 4.7 hereof, the Scheduled Closing Date shall be five (5) Business Days following the satisfaction or waiver of the applicable Closing condition (or, in the event of multiple extensions pursuant to Section 4.1, Section 4.3, Section 4.6 or Section 4.7 hereof, then five (5) Business Days after the satisfaction or waiver of all such Closing conditions). The Closing shall constitute a waiver of all conditions precedent and all other liabilities and obligations of each of the parties hereto (except for the Surviving Obligations). Notwithstanding anything to the contrary contained in this Agreement, in addition to any rights to extend the Closing set forth elsewhere in this Agreement, Purchaser, in its sole discretion, shall have the right to (a) extend the Scheduled Closing Date for a period not to exceed thirty (30) days (such period of time being herein called the “First Closing Extension

Period”), provided that (i) Purchaser shall notify Seller of the same in writing at least two (2) Business Days prior to the Scheduled Closing Date, and (ii) concurrently therewith, Purchaser shall deposit with Escrowee (to be held in accordance with the terms of the Escrow Agreement) the sum of Five Million and No/100 Dollars ($5,000,000.00) (together with all interest thereon, the “First Extension Deposit” and which, if made, shall be deemed a portion of the Deposit and applicable to the Purchase Price in connection with the Closing), and (b) extend the Scheduled Closing Date for an additional thirty (30) day period (such period of time being herein called the “Second Closing Extension Period” and, together with the First Closing Extension Period, the “Closing Extension Periods”) provided that (i) Purchaser shall notify Seller of the same in writing at least two (2) Business Days prior to the expiration of the First Closing Extension Period, and (ii) concurrently therewith, Purchaser shall deposit with Escrowee (to be held in accordance with the terms of the Escrow Agreement) the sum of Five Million and No/100 Dollars ($5,000,000.00) (together with all interest thereon, the “Second Extension Deposit” and, together with the First Extension Deposit, the “Extension Deposits”, and which, if made, shall be deemed a portion of the Deposit and applicable to the Purchase Price in connection with the Closing). In no event shall the Closing Extension Periods exceed a period of sixty (60) days in the aggregate. Purchaser may cause the Closing Date to occur on a date prior to the Scheduled Closing Date (as may be extended pursuant to this Agreement) by providing at least five (5) Business Days prior written notice to Seller setting forth the new Scheduled Closing Date.

5.2 Seller Deliveries. At least one (1) Business Day prior to the Closing, Phase One Seller and Phase Two Seller, as applicable, shall deliver or cause to be delivered to Escrowee the following items executed and acknowledged by such Seller, as appropriate:

(a) One (1) deed (individually and collectively, the “Deed”) in the form attached hereto as Exhibit D from both of Phase One Seller and Phase Two Seller conveying the Real Property.

(b) Two (2) counterparts of an assignment and assumption of leases and contracts (the “Assignment and Assumption of Leases and Contracts”), in the form attached hereto as Exhibit E from both of Phase One Seller and Phase Two Seller conveying the Leases and Contracts.

(c) One (1) bill of sale (the “Bill of Sale”), in the form attached hereto as Exhibit F from both of Phase One Seller and Phase Two Seller conveying the Tangible Property and Intangible Property.

(d) One (1) certification of non-foreign status in the form attached hereto as Exhibit G.

(e) One (1) California Form 593-C in the most recent form promulgated by the California Franchise Tax Board.

(f) All applicable transfer tax forms, if any.

(g) One (1) form of notice from each of Phase One Seller and Phase Two Seller to the tenants under the Leases (the “Tenant Notice”) in the form attached hereto as Exhibit H. After Closing, Purchaser shall, at Purchaser’s sole cost and expense, deliver a copy of the Tenant Notice either mail by certified mail return receipt requested or hand-deliver to each applicable tenant.

(h) One (1) Settlement Statement (as defined below) executed by both of Phase One Seller and Phase Two Seller.

(i) Two (2) counterparts of an Assignment of Rights and Obligations Pertaining to Owner Participation, Disposition and Development Agreement and Development Agreement (the “Assignment and Assumption of Development Rights”), in the form attached hereto as Exhibit K from each of Phase One Seller and Phase Two Seller.

(j) Two (2) counterparts of an Assignment (the “PG&E Assignment”), in the form attached hereto as Exhibit L from each of Phase One Seller and Phase Two Seller.

(k) Evidence reasonably satisfactory to the Title Company respecting the due organization of Seller and the due authorization and execution by Seller of this Agreement and the documents required to be delivered hereunder.

(l) Such further instruments as may be reasonably required by the Title Company in order to effectuate the provisions of this Agreement and the Closing of the transactions contemplated herein.

5.3 Purchaser Deliveries. At least one (1) Business Day prior to the Closing, Purchaser shall deliver or cause to be delivered to Escrowee the following items executed and acknowledged by Purchaser, as appropriate:

(a) Two (2) counterparts of the Assignment and Assumption of Leases and Contracts.

(b) One (1) of each Tenant Notice.

(c) One (1) Settlement Statement.

(d) Two (2) counterparts of the Assignment and Assumption of Development Rights.

(e) Two (2) counterparts of the PG&E Assignment.

(f) Such further instruments as may be reasonably required by the Title Company in order to effectuate the provisions of this Agreement and the Closing of the transactions contemplated herein.

5.4 Deliveries Outside of Escrow. Seller shall deliver possession of the Property to Purchaser upon the Closing, subject to the rights of the tenants under the Leases. Further, Seller hereby covenants and agrees, at its sole cost and expense, to deliver or cause to be delivered to Purchaser, on or prior to the Closing, the following items:

(a) all existing surveys, blueprints, drawings, plans and specifications for or with respect to the Property or any part thereof, to the extent the same are in Seller’s possession or control.

(b) all keys to the Improvements, to the extent the same are in Seller’s possession or control.

(c) all original executed Leases in effect on the Closing Date, and any amendments, modifications, supplements, restatements and guaranties thereto, to the extent the same are in Seller’s possession or control.

(d) all original executed Contracts that shall remain in effect after the Closing and the original executed Development Agreement, to the extent the same are in Seller’s possession or control

(e) the original of each document evidencing the Intangible Property or rights to ownership and use thereof including the Approvals (as defined below), to the extent the same are in Seller’s possession or control.

(f) to the extent not previously delivered, original of all of the Property Documents, to the extent the same are in Seller’s possession or control.

(g) the Personal Property, including, without limitation, pass cards, remote controls, security codes, computer software and other devices relating to access to the Improvements.

All items described in this Section 5.4 may be either delivered at Closing or left at the management office at the Property, to the extent not previously delivered to Purchaser.

5.5 Closing Costs. Seller shall pay (a) all state, county and city transfer taxes, including transfer taxes of the County of Marin and the City of San Rafael, payable in connection with the transaction contemplated herein, (b) the portion of the title insurance premium for the standard coverage portion of the Owner’s Policy in the amount of the Purchase Price, and (c) the cost of any title insurance or endorsements Seller agreed to obtain on behalf of Purchaser pursuant to Section 4.1.1 above. Purchaser shall pay (i) the cost of any title endorsements and affirmative insurance required by Purchaser (other than the cost of any title insurance or endorsements Seller agreed to obtain on behalf of Purchaser pursuant to Section 4.1.1 above) including, without limitation, the additional cost to obtain ALTA extended coverage under the Owner’s Policy, (ii) the costs of the New Survey, (iii) all recording charges payable in connection with the recording of the Deed, (iv) the costs of Escrowee, and (v) all fees, costs or expenses in connection with Purchaser’s due diligence reviews hereunder. Any other closing costs shall be allocated in accordance with local custom. Except as expressly provided in this Agreement, Seller and Purchaser shall pay their respective legal, consulting and other professional fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby and their respective shares of prorations as hereinafter provided. The provisions of this Section 5.5 shall survive the Closing or a termination of this Agreement.

5.6 Prorations.

5.6.1 Cut-Off Time. The following provisions shall govern the adjustments and prorations that shall be made at Closing and the allocation of income and expenses from the Property between Seller and Purchaser. Except as expressly provided in this Section 5.6.1, all items of operating revenue and operating expenses of the Property, with respect to the period prior to 12:00 a.m. local time (the “Cut-off Time”) at the Property on the Closing Date, shall be for the account of Seller and all items of operating revenue and operating expenses of the Property with respect to the period from and after the Cut-off Time, shall be for the account of Purchaser. All such prorations shall be made on the basis of the actual number of days of the month which shall have elapsed as of the Cut-off Time and based upon the actual number of days in the month and a three hundred sixty-five (365) day year. Without limitation on the foregoing the following shall be prorated between Purchaser and Seller as of the Cut-off Time:

(a) All real estate taxes and assessments on the Property on the basis of the tax year for which assessed. In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made or leases entered into on or after the Closing Date. If any assessments on the Property are payable in installments, then the installment for the current period shall be prorated (with Purchaser assuming the obligation to pay its proportionate share of any installments due after the Closing Date).

(b) Subject to this Section 5.6.1(b), all fixed rent and regularly scheduled items of additional rent under the Leases, and other tenant charges if, as and when received. Seller shall deliver or provide a credit in an amount equal to all prepaid rentals for periods after the Closing Date and all refundable cash security deposits (to the extent the foregoing were made by tenants under the Leases and are not applied or forfeited prior to the Closing Date) to Purchaser on the Closing Date. At least one (1) Business Day prior to Closing, Seller shall deposit in Escrow the original letter of credit deposited as security under the Affiliate Lease which will be delivered to Purchaser at Closing. Rents which are delinquent as of the Closing Date shall not be prorated on the Closing Date. Purchaser shall include such delinquencies in its normal billing and shall use commercially reasonable efforts to pursue the collection thereof in good faith for a period of not less than six (6) months after the Closing Date (but Purchaser shall not be required to litigate or declare a default in any Lease). To the extent Purchaser receives rents on or after the Closing Date, such payments shall be applied first to the rents that shall then be due and payable to Purchaser, second toward the rents for the month in which the Closing occurs, and third to any delinquent rents owed to Seller for months prior to the month in which the Closing occurs, with Seller’s share thereof being held by Purchaser in trust for Seller and promptly delivered to Seller by Purchaser. Purchaser may not waive any delinquent rents related to the period prior to Closing nor modify a Lease so as to reduce or otherwise affect amounts owed thereunder for any period in which Seller is entitled to receive a share of charges or amounts without first obtaining Seller’s written consent, which consent may be given or withheld in Seller’s sole and absolute discretion. From and after the Closing, Seller hereby waives the right to pursue any remedy against any tenant owing delinquent rents and any other amounts to Seller (including Additional Rents (as defined below)). With respect to delinquent rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Property as of the Closing Date, Seller shall retain all rights relating thereto.

Notwithstanding anything to the contrary contained in this Agreement, Seller shall be entitled to and shall receive a credit at the Closing in an amount equal to Seller’s proportionate share of all regular installments of rents, additional rents and all other sums due and owing under the Affiliate Lease, to the extent the same are delinquent as of the Closing Date, unless Purchaser’s Affiliate has delivered written notice to Seller prior to the Closing disputing any such amounts, in which case, Seller shall not be credited for the disputed portion thereof and Seller shall retain its rights with respect thereto following Closing.

(c) Tenants of the Property may be obligated to pay, as additional rent, certain escalations in base rent and pass throughs of operating and similar expenses pursuant to the terms of the Leases (collectively, “Additional Rents”). Additional Rents for the period from January 1, 2013 through the Closing Date shall be prorated at the Closing based on an estimate performed by Seller and reasonably approved by Purchaser, and Seller shall receive a credit for any underpayment by the tenants based on such estimate (and Purchaser shall retain all such amounts collected from the tenants based on such estimate) and Purchaser shall receive a credit for any overpayment by the tenants. As to any Additional Rents that are based on estimates and that are subject to adjustment or reconciliation pursuant to the Leases after the Closing Date, Seller and Purchaser shall reasonably cooperate to prepare and deliver reconciliation statements for each tenant under a Lease for calendar year 2013 and calendar year 2014 in accordance with the terms of the Leases. Purchaser shall deliver such reconciliation statements to the tenants under the Leases not later than the date and time such reconciliation statements are required to be delivered under such tenant’s Lease. The parties shall “re-prorate” such Additional Rents applicable to calendar year 2013 only (including any portions thereof that may be required to be refunded to tenants) at the time that such estimates are actually adjusted or reconciled pursuant to the terms of the Leases (taking into account the credit, if any, given at Closing related thereto). Any amounts that may be due Seller as a result of such re-prorations shall be paid by Purchaser to Seller within ten (10) Business Days after Purchaser collects such amounts from the tenants (which Purchaser shall use commercially reasonable efforts to collect for six (6) months after such re-proration is completed (but Purchaser shall not be required to litigate or declare a default in any Lease)), and any amounts that may be due from Seller as a result of such re-prorations shall be paid by Seller to Purchaser within ten (10) Business Days after written request therefor is delivered to Seller by Purchaser (to the extent not previously credited at Closing as provided above). Purchaser shall include amounts owed by the tenants under the Leases related to the reconciliation of Additional Rents for calendar year 2013 in its normal billing and shall use commercially reasonable efforts to pursue the collection thereof in good faith for a period of not less than six (6) months after the re-proration of such Additional Rents is completed in accordance with this Section 5.6(c) (but Purchaser shall not be required to litigate or declare a default in any Lease) and shall promptly pay any such amounts actually received from such tenants to Seller. Seller shall be entitled to collect any Additional Rents directly from former tenants of the Property.

(d) All operating expenses customarily apportioned between sellers and purchasers of real estate properties similar to the Property and located in the same geographic area as the Property.

(e) Charges and payments under Contracts or permitted renewals or replacements thereof assigned to Purchaser pursuant to the Assignment and Assumption of Contracts.

(f) Any prepaid items, including, without limitation, fees for licenses which are transferred to Purchaser at the Closing and annual permit and inspection fees.

(g) Utilities, including, without limitation, telephone, steam, water, sewer, electricity and gas, on the basis of the most recently issued bills therefor, subject to adjustment after the Closing when the next bills are available, or if current meter readings are available, on the basis of such readings.

(h) Deposits with telephone and other utility companies, and any other Persons who supply goods or services in connection with the Property if the same are assigned to Purchaser at the Closing, which shall be credited in their entirety to Seller.

5.6.2 Re-Proration. If any of the items described in Section 5.6.1 hereof cannot be apportioned at the Closing because of the unavailability of information as to the amounts which are to be apportioned or otherwise, or are incorrectly apportioned at Closing or subsequent thereto, such items shall be apportioned or reapportioned, as the case may be, as soon as practicable after the Closing Date or the date such error is discovered, as applicable; provided that, except as expressly provided otherwise herein, neither party shall have the right to request apportionment or reapportionment of any item at any time following the one hundred eightieth (180th) day after the Closing Date. If the Closing shall occur before a real estate tax rate or assessment is fixed for the tax year in which the Closing occurs, the apportionment of taxes at the Closing shall be upon the basis of the tax rate or assessment for the preceding fiscal year applied to the latest assessed valuation. Promptly after the new tax rate or assessment is fixed, the apportionment of taxes or assessments shall be recomputed and any discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at Closing shall be promptly corrected and the proper party reimbursed, which obligations shall survive the Closing.

5.6.3 Closing Statement. At least five (5) Business Days prior to the Closing, Escrowee shall deliver to each of the parties for their review and approval a preliminary closing statement (the “Preliminary Closing Statement”) based on an income expense statement prepared by Seller, reasonably approved by Purchaser, and delivered to Escrowee prior to said date, setting forth (i) the proration amounts allocable to each of the parties pursuant to this Section 5 and (ii) the closing costs allocable to each of the parties. Based on each of the party’s comments, if any, regarding the Preliminary Closing Statement, Escrowee shall revise the Preliminary Closing Statement and deliver a final version to each of the parties for signature before Closing (the “Settlement Statement”).

5.6.4 Leasing Costs. Items to be prorated at the Closing shall include a credit to Seller for all brokerage and leasing commissions and tenant improvement costs and allowances paid by Seller prior to Closing in connection with any new Leases or modifications to any existing Leases entered into after the Effective Date in accordance with the terms and conditions set forth in Section 8.2.4 below (collectively, “Purchaser Leasing Costs”). Items to be prorated at the Closing shall include a credit to Purchaser for any unpaid brokerage and leasing commissions, any unpaid tenant improvement costs and allowances and any unapplied free rent under all Leases entered into prior to the Effective Date (collectively, “Seller Leasing Costs”). From and after the Closing, Purchaser shall be responsible for and expressly assumes the obligation to pay when due any Purchaser Leasing Costs and Seller Leasing Costs (to the extent Purchaser receives a credit at Closing for such Seller Leasing Costs).

5.6.5 Survival. The provisions of this Section 5.6 shall survive the Closing.

6. Escrow.

6.1 Opening of Escrow. Not later than one (1) Business Day after the Effective Date, Purchaser and Seller shall each cause a purchase and sale escrow (“Escrow”) to be opened with Escrowee by delivery to Escrowee of two (2) duplicate partially executed originals of this Agreement executed by Seller and Purchaser. Upon receipt of such partially executed originals of this Agreement, Escrowee shall execute and date two (2) duplicate original counterparts of this Agreement in the space provided for Escrowee, and shall assemble two (2) fully executed duplicate originals of this Agreement and confirm to Purchaser and Seller the date upon which Escrow is opened (the “Opening of Escrow”) by the delivery (by e-mail) of a fully executed PDF copy of this Agreement to Seller and Purchaser, and promptly thereafter deliver a fully executed original of this Agreement to each of Seller and Purchaser.

6.2 Escrow Instructions. This Agreement shall constitute escrow instructions to Escrowee as well as the agreement of the parties. Escrowee is hereby appointed and designated to act as Escrowee and instructed to deliver, hold, apply and disburse, pursuant to the terms of this Agreement, the documents and funds (including the Deposit) to be deposited into Escrow as herein provided. The parties hereto shall execute such additional escrow instructions, not inconsistent with this Agreement as determined by counsel for Purchaser and Seller, as Escrowee shall deem reasonably necessary for its protection, if any (as may be modified by and reasonably acceptable to Purchaser, Seller and Escrowee). In the event of any inconsistency between this Agreement and such additional escrow instructions, the provisions of this Agreement shall govern.

6.3 Actions by Escrowee. Provided that Escrowee shall not have received written notice from Purchaser or Seller of the failure of any condition to the Closing or of the termination of the Escrow and this Agreement, when Purchaser and Seller have deposited into Escrow the documents and funds (including the Purchase Price) required by this Agreement, and Title Company is unconditionally and irrevocably committed to issue the Owner’s Policy to Purchaser concurrently with the Closing, Escrowee shall, in the order and manner herein below indicated take the following actions:

6.3.1 Disbursement. Disburse all funds solely in accordance with the Settlement Statement and the wire instructions provided to Escrowee by the parties, and thereafter disburse to Purchaser any remaining funds in the possession of Escrowee.

6.3.2 Recording. Following Title Company’s acknowledgment that it is prepared and irrevocably committed to issue the Owner’s Policy to Purchaser, cause the Deed, and any other documents which the parties hereto may mutually direct to be recorded in the Official Records of Marin County and obtain conformed copies thereof for distribution to Purchaser and Seller.

6.3.3 Owner’s Policy. Cause Title Company to issue the Owner’s Policy to Purchaser.

6.3.4 Documents. Deliver to Purchaser and Seller one (1) fully assembled and executed original of each of the documents deposited into Escrow, other than the Deed and any other recorded documents.

6.4 Conflicting Demands. If prior to the Closing, a written demand for the Deposit (a “Deposit Demand”) is made by Seller or Purchaser (the “demanding party”), Escrowee shall promptly send a copy of such Deposit Demand to the other party (the “non-demanding party”). Except in connection with the timely delivery of a Termination Notice by Purchaser or the failure by Purchaser to timely deliver an Approval Notice, each in accordance with the terms hereof (in which event the Deposit shall be promptly returned to Purchaser), Escrowee shall hold the Deposit for five (5) Business Days from the date of delivery by Escrowee of the Deposit Demand to the non-demanding party (“Objection Period”). In the event the non-demanding party delivers to Escrowee written objection to the release of the Deposit to the demanding party (an “Objection Notice”) within the Objection Period (which Objection Notice shall set forth the basis under this Agreement for objecting to the release of the Deposit), Escrowee shall promptly send a copy of the Objection Notice to the demanding party. In the event that the non-demanding party fails to deliver an Objection Notice within the Objection Period, Escrowee shall, and is authorized to, promptly deliver (and in no event later than one (1) Business Days after the expiration of the applicable Objection Period) the Deposit to the Demanding Party. In the event of any dispute between the parties regarding the release of the Deposit, Escrowee, in its good faith business judgment, may disregard all inconsistent instructions received from either party and may either (a) hold the Deposit until the dispute is (i) mutually resolved and Escrowee is advised of such mutual resolution in writing by both Seller and Purchaser, or (ii) Escrowee is otherwise instructed by a final non-appealable judgment of a court of competent jurisdiction, or (b) deposit the Deposit with a court of competent jurisdiction by an action of interpleader (whereupon Escrowee shall be released and relieved of any further liability or obligations hereunder from and after the date of such deposit). In the event Escrowee shall in good faith be uncertain as to its duties or obligations hereunder or shall receive conflicting instructions, claims or demands from the parties hereto (expressly excluding however a conflicting demand given by Seller after Purchaser has either timely delivered a Termination Notice and Deposit Demand or failed to timely deliver an Approval Notice and Deposit Demand, each in accordance with the terms hereof), Escrowee shall promptly notify both parties in writing and thereafter Escrowee shall be entitled (but not obligated) to refrain from taking any action other than to keep safely the Deposit until Escrowee shall receive a joint instruction from both parties clarifying Escrowee’s uncertainty or resolving such conflicting instructions, claims or demands, or until a final non-appealable judgment of a court of competent jurisdiction instructs Escrowee to act.

6.5 Destruction of Documents; Survival. Escrowee is hereby authorized to destroy or otherwise dispose of any and all documents, papers, instructions and other material concerning the Escrow at the expiration of six (6) years from the later of (a) the Closing, (b) the final disbursement of any funds maintained in Escrow after the Closing, or (c) the final release of the Deposit following the termination of this Agreement. The provisions of this Section 6 shall survive the Closing or earlier termination of this Agreement until Escrowee’s duties and obligations hereunder are fully and finally discharged.

7. Condemnation or Destruction of Property. If, after the Effective Date but prior to the Scheduled Closing Date, either any portion of the Real Property is taken (or threatened to be taken) pursuant to eminent domain proceedings or condemnation or any of the Improvements are damaged or destroyed by fire or other casualty, then Seller shall promptly deliver, or cause to be delivered, to Purchaser, notice of any such eminent domain proceedings or casualty. Seller shall have no obligation to restore, repair or replace any portion of the Property or any such damage or destruction. Seller shall, at the Closing, assign to Purchaser all of Seller’s interest in all awards or other proceeds for such taking by eminent domain or condemnation or the proceeds of any insurance collected by Seller for such damage or destruction (unless Seller shall have repaired such damage or destruction prior to the Closing and except to the extent any such awards, proceeds or insurance are attributable to lost rents or items applicable to any period prior to the Closing), less the amount of all costs incurred by Seller in connection with the repair of such damage or destruction or collection costs of Seller respecting any awards or other proceeds for such taking by eminent domain or condemnation or any uncollected insurance proceeds which Seller may be entitled to receive from such damage or destruction, as applicable. In connection with any assignment of awards, proceeds or insurance hereunder, Seller shall credit Purchaser with an amount equal to the applicable deductible amount under Seller’s insurance (but not more than the amount by which the cost, as of the Closing Date, to repair the damage is greater than the amount of insurance proceeds assigned to Purchaser). If the amount of the damage or the value of the taking (in each case, as determined by an independent third party contractor or engineer selected by Seller and reasonably approved by Purchaser) shall exceed the sum of five percent (5%) of the Purchase Price (or if a casualty is uninsured and the amount of such damage is Two Hundred Fifty Thousand Dollars ($250,000) or more and Seller does not elect to credit Purchaser with an amount equal to the cost to repair such uninsured casualty, Seller having the right, but not the obligation, to do so) or if any taking or threatened taking of any portion of the Real Property which would materially affect access to the Real Property occurs regardless of the amount thereof, Purchaser shall have the right to terminate this Agreement by notice to Seller given within ten (10) Business Days after Seller notifies Purchaser in writing of the estimated amount of damages or the estimated amount of the value of the taking, and Closing shall be extended as necessary to give Purchaser the full ten (10) Business Day period to make such election. If Purchaser does not elect to terminate this Agreement, Seller shall not compromise, settle or adjust any insurance claim or condemnation award in excess of Two Hundred Fifty Thousand Dollars ($250,000) without Purchaser’s prior written consent (which consent shall not be unreasonably withheld or conditioned). Notwithstanding the foregoing, if a casualty is uninsured and the amount of such damage is less than Two Hundred Fifty Thousand Dollars ($250,000), then Seller shall be obligated to credit Purchaser at Closing with an amount equal to the cost to repair such uninsured casualty. In any instance where this Agreement is terminated pursuant to this Section 7, the Deposit shall be promptly returned to Purchaser and this Agreement and the obligations of the parties hereunder shall terminate (and no party hereto shall have any further obligations in connection herewith except for the Surviving Obligations). The parties hereby waive the provisions of any statute which provides for a different outcome or treatment in the event of a casualty or a condemnation or eminent domain proceeding. The provisions of this Section 7 shall survive the Closing or any termination hereof.

8. Representations, Warranties and Covenants.

8.1 Representations, Warranties and Covenants of Seller.

8.1.1 Representations and Warranties of Seller. Subject to the provisions of this Section 8.1.1, each of Phase One Seller and Phase Two Seller, as applicable, jointly and severally hereby represents and warrants to Purchaser that as of the Effective Date and as of the Closing:

(a) Authority. This Agreement and all other documents delivered prior to or at the Closing (i) have been (or will be, as applicable) duly authorized, executed, and delivered by each Seller; (ii) are binding obligations of each Seller; and (iii) do not violate the formation documents of either Seller. Each Seller has obtained (or will obtain, as applicable) all required consents, releases, and approvals necessary to execute this Agreement and consummate the transaction contemplated by this Agreement. Each Seller further represents that it is a limited liability company, duly organized and existing in good standing under the laws of the State of Delaware and qualified to do business in the State of California.

(b) No Conflicts. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, mortgage, loan agreement, or other document, or instrument or agreement, oral or written, to which either Seller is a party or by which either Seller or the Property is bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over either Seller or all or any portion of the Property.

(c) No Insolvency. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending, or, to Seller’s Knowledge, threatened, against either Seller.

(d) Non-Foreign Person. Neither Seller is a “foreign person” as defined in Section 1445 of the Internal Revenue Code, as amended (the “Code”).

(e) OFAC. Each Seller is (a) currently in compliance with and shall at all times prior to Closing remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Agreement be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other Governmental Authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

(f) Leases. Neither Seller has entered into any leases, licenses or other occupancy agreements to which such Seller is a party or is bound affecting any portion of the Property which will be in force after the Closing other than the Leases. As used herein, “Leases” shall be deemed to mean, collectively, (i) the leases described on Exhibit I-1 attached hereto (the “Lease Exhibit”) and (ii) the leases entered into after the Effective Date in accordance with this Agreement. The Leases are in full force and effect and have not been amended except as set forth in the Lease Exhibit. No rent or other amount has been prepaid under any of the Leases for more than thirty (30) days in advance. Except as set forth on Exhibit I-2, there are no outstanding tenant improvements to be performed, improvement allowances to be paid, unapplied free rent periods, leasing commissions or other monetary concessions to be paid under any of the Leases entered into as of the Effective Date. Exhibit I-3 attached hereto sets forth the amount of all cash security deposits held by both Sellers under any of the Leases entered into as of the Effective Date. There are no security deposits held by either Seller under any of the Leases entered into as of the Effective Date in the form of a letter of credit (other than the letter of credit held by Seller under the Affiliate Lease).

(g) Notices. Neither Seller has received written notice of any default by the landlord under the Leases that remains uncured and, to Seller’s Knowledge, there is no fact or facts which would now or with the giving of notice or the passage of time or both be a default by the landlord under the terms of a Lease that remains uncured. Neither Seller has received written notice from any current tenant (i) to cancel any Lease, (ii) that such tenant is or may become unable or unwilling to perform any or all of its obligations under its Lease, whether for financial or other reasons, or (iii) that an action or proceeding, voluntary or involuntary, is pending or threatened against such tenant under any bankruptcy or insolvency law, or (iv) that such tenant disputes the base rent or escalation rents or the computation of escalation rents pursuant to its Lease.

(h) Litigation. There are no pending or, to Seller’s Knowledge, threatened in writing actions, suits or proceedings before any judicial or quasi-judicial body or condemnation actions against the Property or against either Seller with respect to the Property. To Seller’s Knowledge, there are no existing, proposed or contemplated special assessments, except those shown as exceptions on the Preliminary Title Report.

(i) Contracts. Neither Seller has entered into any service, maintenance, repair, management, leasing, or supply contracts or equipment leasing contracts relating to the Property which will be in force after the Closing, except for the Contracts. As used in this Agreement, the “Contracts” shall be deemed to mean, collectively, (i) the contracts described on Exhibit N attached hereto, and (ii) contracts entered into by either Seller after the Effective Date in accordance with the terms hereof. Neither Seller has received any written notice, nor delivered any written notice, of any monetary default or material non-monetary default under any of the Contracts that remains uncured and, to Seller’s Knowledge, there is no fact or facts which would now or with the giving of notice or the passage of time or both be a default by either Seller under the terms thereof that remains uncured.

(j) Development Agreement. To Seller’s Knowledge, the Development Agreement is in full force and effect and has not been amended except as set forth in the definition of the Development Agreement set forth above. Neither Seller has received any written notice of any default by either Seller under the Development Agreement that remains uncured and, to Seller’s Knowledge, there is no fact or facts which would now or with the giving of notice or the passage of time or both be a default by either Seller under the terms thereof that remains uncured. Notwithstanding anything to the contrary contained in this Agreement, Seller shall be released from any liability with respect to the representation set forth in this Section 8.1.1(j) upon the earlier to occur of (i) the expiration of the Survival Period and (ii) the date of delivery to Purchaser of the City Consent and Agreement executed by the City, but only if the same is delivered to Purchaser prior to Closing.

(k) OPDDA. To Seller’s Knowledge, the OPDDA is in full force and effect and has not been amended except as set forth in the definition of the OPDDA set forth above. Neither Seller has received any written notice of any default by either Seller under the OPDDA that remains uncured and, to Seller’s Knowledge, there is no fact or facts which would now or with the giving of notice or the passage of time or both be a default by either Seller under the terms thereof that remains uncured. Notwithstanding anything to the contrary contained in this Agreement, Seller shall be released from any liability with respect to the representation set forth in this Section 8.1.1(k) upon the earlier to occur of (i) the expiration of the Survival Period and (ii) the date of delivery to Purchaser of the City Consent and Agreement executed by the Agency, but only if the same is delivered to Purchaser prior to Closing.

(l) PG&E Indemnity Agreement. The PG&E Indemnity Agreement is in full force and effect and has not been amended. Neither Seller has received any written notice of any default by either Seller under the PG&E Indemnity Agreement that remains uncured and, to Seller’s Knowledge, there is no fact or facts which would now or with the giving of notice or the passage of time or both be a default by either Seller under the terms thereof that remains uncured.

(m) Violation of Legal Requirements. Neither Seller has received written notice of any violations of any legal requirements applicable to the Property, including, without limitation, all laws applicable to the Property with respect to zoning, building, fire and health codes, environmental protection and sanitation and pollution control and the Americans with Disabilities Act, as amended (collectively, “Laws”), which violations have not been cured. To Seller’s Knowledge there is no condition currently or previously existing on the Property or any portion thereof that remains uncured which may give rise to any violation of any Laws applicable to the Property if it were disclosed to the authorities having jurisdiction over the Property.

(n) Preferential Rights. Neither Seller has granted any options or rights of first refusal or rights of first offer or similar rights to third parties to purchase or otherwise acquire an ownership interest in the Property.

(o) Employees. There are not currently any persons employed by Seller.

(p) Insurance. Neither Seller has received any written notice or request from any insurance company requesting the performance of any work or alteration with respect to the Property which remains uncured. Neither Seller has received written notice from any insurance company concerning any defects or inadequacies in the Property, which, if not corrected, would result in the termination of insurance coverage for the Property or materially increase the cost of such insurance coverage which remains uncured.

(q) Property Documents. Except for the Excluded Documents, the Property Documents represent all of the material contracts, documents, information and materials in Seller’s possession and control with respect to the ownership and operation of the Property.

(r) Environmental Matters. To Seller’s Knowledge, Seller has delivered to Purchaser all environmental studies and reports with respect to the Property in Seller’s possession and control. Neither Seller has received any written notice that alleges that such Seller or the Property is not in compliance with Environmental Laws (as defined below) which remains uncured. There is no Environmental Claim (as defined below) pending or, to Seller’s Knowledge, threatened with regard to the Property which remains uncured.

“Environmental Claim” means any and all actions (including, without limitation, investigatory, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses arising from or relating to the presence or suspected presence of any Environmental Materials in, on, under, or about the Property or properties adjacent thereto.

“Environmental Materials” means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products or any other chemical, material, or substance that, because of its quantity, concentration, or physical or chemical characteristics, exposure to which is limited or regulated for health and safety reasons by any Governmental Authority, or which poses a significant present or potential hazard to human health and safety or to the environment if released into the workplace or the environment.

“Fundamental Representations” means the representations and warranties set forth in Sections 8.1.1(a) through 8.1.1(e) above.

Notwithstanding and without limiting the foregoing, if (i) any of the representations or warranties of Seller that survive Closing contained in this Agreement or in any document or instrument delivered in connection herewith are materially false or inaccurate, (ii) Purchaser had knowledge of such falsehood or inaccuracy, and (iii) Purchaser nonetheless closes the transactions hereunder and purchases the Property, then Seller shall have no liability or obligation respecting such false or inaccurate representations or warranties (and any cause of action resulting therefrom shall terminate upon the Closing). The phrase “Known to Purchaser”, “Purchaser’s Knowledge” or “Purchaser has Knowledge” as used in this Agreement shall mean (w) a Purchaser’s Representative (as defined below) actually knows of the same, (x) the accurate state of facts pertinent to such false or inaccurate representations or warranties or other breach or default was expressly identified in any of the Property Documents, or (y) the copies of the Leases, the Contracts or any other Property Documents furnished or made available to or otherwise obtained by Purchaser prior to the expiration of the Due Diligence Period contain express provisions or information that are materially inconsistent with the foregoing representations and warranties. “Purchaser’s Representatives” shall mean Eric Davis and Daniel Oppenheimer. Purchaser represents and warrants that Purchaser’s Representatives are those persons affiliated with Purchaser primarily responsible for Purchaser’s potential acquisition of the Property. Notwithstanding anything to the contrary contained in this Agreement, Purchaser’s Representatives shall have no personal liability hereunder. If Seller discloses in writing to any of Purchaser’s Representatives that any of Seller’s representations or warranties are no longer true and correct after the expiration of the Due Diligence Period (or such untruth or incorrectness otherwise first becomes Known to Purchaser after the expiration of the Due Diligence Period), then within five (5) Business Days after such disclosure (and Closing shall be extended as necessary to give Purchaser such full five (5) Business Day period) Purchaser may terminate this Agreement, in which case, the Deposit shall be promptly returned to Purchaser and this Agreement and the obligations of the parties hereunder shall terminate (and no party hereto shall have any further obligations in connection herewith except for the Surviving Obligations).

References to “Seller’s Knowledge” or words of similar import shall refer only to the current actual (as opposed to implied or constructive) knowledge of Karen M. Wilbrecht, Willis Polite and Dale Tate (collectively, “Seller’s Representatives”), and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, any parent, subsidiary or affiliate of Seller or to any other officer, agent, manager, representative or employee of Seller. Seller represents and warrants that Seller’s Representatives are those persons affiliated with Seller and its affiliates or property managers most knowledgeable regarding the ownership and operation of the Property, possessing the greatest experience and familiarity with the Property. Notwithstanding anything to the contrary contained in this Agreement, Seller’s Representatives shall have no personal liability hereunder.

The Fundamental Representations and the representations and warranties set forth in the Seller’s Estoppel Certificates shall survive the Closing until the expiration of the applicable statutes of limitation, including any suspensions, tollings or extensions thereof, plus sixty (60) days. The representations and warranties contained in Sections 8.1.1(f) through 8.1.1(r) above shall survive the Closing for a period of nine (9) months (the “Survival Period”). In furtherance thereof, Purchaser acknowledges and agrees that it shall have no right to make any Claim against Seller on account of any breach of any representation or warranty contained in this Section 8.1.1 unless written notice of a breach of a representation or warranty shall be received by Seller prior to the expiration of the applicable survival period. To the fullest extent permitted by law, the foregoing shall constitute an express waiver of any applicable statute of limitations on account of Seller’s breach of its representations and warranties contained in Sections 8.1.1(f) through 8.1.1(r) above.

8.1.2 GENERAL DISCLAIMER. EXCEPT FOR THE REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER FORTH IN THIS AGREEMENT, ANY SELLER’S ESTOPPEL CERTIFICATES AND THE DOCUMENTS TO BE DELIVERED BY SELLER AT CLOSING, THE SALE OF THE PROPERTY

HEREUNDER IS AND WILL BE MADE ON AN “AS IS” ,“WHERE IS,” AND “WITH ALL FAULTS” BASIS, WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE, EXPRESS, IMPLIED OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY CONCERNING TITLE TO THE PROPERTY, THE PHYSICAL CONDITION OF THE PROPERTY (INCLUDING THE CONDITION OF THE SOIL, AIR, WATER OR THE IMPROVEMENTS), THE ENVIRONMENTAL CONDITION OF THE PROPERTY (INCLUDING THE PRESENCE OR ABSENCE OF HAZARDOUS SUBSTANCES ON OR AFFECTING THE PROPERTY), THE COMPLIANCE OF THE PROPERTY WITH APPLICABLE LAWS AND REGULATIONS (INCLUDING ZONING AND BUILDING CODES OR THE STATUS OF DEVELOPMENT OR USE RIGHTS RESPECTING THE PROPERTY), THE FINANCIAL CONDITION OF THE PROPERTY OR ANY OTHER REPRESENTATION OR WARRANTY RESPECTING ANY INCOME, EXPENSES, CHARGES, LIENS OR ENCUMBRANCES, RIGHTS OR CLAIMS ON, AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF. EXCEPT FOR THE REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER FORTH IN THIS AGREEMENT, ANY SELLER’S ESTOPPEL CERTIFICATES AND THE DOCUMENTS TO BE DELIVERED BY SELLER AT CLOSING, PURCHASER ACKNOWLEDGES THAT, DURING THE DUE DILIGENCE PERIOD, PURCHASER WILL EXAMINE, REVIEW AND INSPECT ALL MATTERS WHICH IN PURCHASER’S JUDGMENT BEAR UPON THE PROPERTY AND ITS VALUE AND SUITABILITY FOR PURCHASER’S PURPOSES. PURCHASER IS A SOPHISTICATED PURCHASER WHO IS FAMILIAR WITH THE OWNERSHIP AND OPERATION OF REAL ESTATE PROJECTS SIMILAR TO THE PROPERTY. PURCHASER HAS OR WILL HAVE ADEQUATE OPPORTUNITY TO COMPLETE ALL PHYSICAL AND FINANCIAL EXAMINATIONS (INCLUDING ALL OF THE EXAMINATIONS, REVIEWS AND INVESTIGATIONS REFERRED TO IN SECTION 4) RELATING TO THE ACQUISITION OF THE PROPERTY HEREUNDER IT DEEMS NECESSARY, AND WILL ACQUIRE THE SAME SOLELY ON THE BASIS OF AND IN RELIANCE UPON SUCH EXAMINATIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY THE OWNER’S POLICY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER (EXCEPT FOR THE REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER FORTH IN THIS AGREEMENT, ANY SELLER’S ESTOPPEL CERTIFICATES AND THE DOCUMENTS TO BE DELIVERED BY SELLER AT CLOSING). EXCEPT FOR THE REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER FORTH IN THIS AGREEMENT, ANY SELLER’S ESTOPPEL CERTIFICATES AND THE DOCUMENTS TO BE DELIVERED BY SELLER AT CLOSING,: (A) PURCHASER WILL ACQUIRE THE PROPERTY SOLELY ON THE BASIS OF ITS OWN PHYSICAL AND FINANCIAL EXAMINATIONS, REVIEWS AND INSPECTIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY THE OWNER’S POLICY, AND (B) WITHOUT LIMITING THE FOREGOING, PURCHASER WAIVES ANY RIGHT IT OTHERWISE MAY HAVE AT LAW OR IN EQUITY, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO SEEK DAMAGES FROM SELLER IN CONNECTION WITH THE ENVIRONMENTAL CONDITION OF THE PROPERTY, INCLUDING ANY RIGHT OF CONTRIBUTION UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT. THE PROVISIONS OF THIS SECTION 8.1.2 SHALL SURVIVE THE CLOSING.

THE DISCLAIMER SET FORTH ABOVE SHALL NOT APPLY (I) TO THE EXTENT OF ANY FRAUD PERPETRATED BY SELLER, (II) TO ANY OBLIGATION OF SELLER WHICH EXPRESSLY SURVIVES THE CLOSING, (III) TO ANY CLAIMS ARISING FROM OR RELATED TO SELLER’S OBLIGATIONS UNDER THE DOCUMENTS DELIVERED TO BUYER AT CLOSING OR UNDER ANY SELLER’S ESTOPPEL CERTIFICATES, OR (IV) ANY CLAIM BY PURCHASER’S AFFILIATE AGAINST SELLER RELATED TO SELLER’S COVENANTS AND OBLIGATIONS UNDER THE AFFILIATE LEASE ARISING FROM EVENTS OR CIRCUMSTANCES OCCURRING PRIOR TO THE CLOSING (PROVIDED THAT IF PURCHASER HAS KNOWLEDGE AS OF THE EFFECTIVE DATE OF ANY CLAIMS RELATED TO THE AFFILIATE LEASE AND PURCHASER NONETHELESS CLOSES THE TRANSACTION HEREUNDER AND PURCHASES THE PROPERTY, THEN PURCHASER SHALL BE DEEMED TO HAVE WAIVED ALL OF SUCH CLAIMS AND SELLER SHALL HAVE NO LIABILITY OR OBLIGATION RESPECTING SUCH CLAIMS).

8.2 Interim Covenants of Seller. Until the Closing Date or the sooner termination of this Agreement in accordance with the terms and conditions hereof, both of Phase One Seller and Phase Two Seller jointly and severally hereby agree as follows:

8.2.1 Maintenance of Property. Seller shall maintain and operate the Property in accordance with Laws and in substantially the same manner as prior hereto pursuant to Seller’s normal course of business (such maintenance obligations not including capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the control of Seller.

8.2.2 Contracts. Subject to the terms set forth in this Section 8.2.2, Seller may cancel, modify, extend, renew or permit the expiration of contracts or enter into any new service contract without Purchaser’s consent. Before the expiration of the Due Diligence Period, Seller shall not modify, extend, renew or cancel (except as a result of a default by the other party thereunder) or enter into any additional service contracts or other similar agreements without the prior consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, Purchaser’s consent shall not be required if such contract is cancelable upon thirty (30) days’ notice without premium or penalty. After the expiration of the Due Diligence Period, Seller shall not modify, extend, renew or cancel (except as a result of a default by the other party thereunder) or enter into any additional service contracts or other similar agreements without the prior consent of Purchaser, which consent may be granted or withheld in Purchaser’s sole and absolute discretion. Purchaser’s failure to disapprove any request for consent by Seller under this Section 8.2.2 within five (5) Business Days following Seller’s request therefor shall be deemed to constitute Purchaser’s consent thereto.

8.2.3 Development Agreement. Seller shall not cancel, modify or amend the Development Agreement or waive, settle or release any Claims with the City with respect thereto without the prior consent of Purchaser, which consent shall granted or withheld in Purchaser’s sole and absolute discretion.

8.2.4 Leases. Subject to the terms of this Section 8.2.4, Seller shall have the right to continue to offer the Property for lease in the same manner as prior hereto pursuant to its normal course of business and, upon request, shall keep Purchaser reasonably informed as to the status of leasing prior to the Closing Date. Seller shall not enter into new leases, or modifications or supplements of existing Leases or waive, settle or release any Claims with any parties to any Leases without the prior written consent of Purchaser, which consent may be granted or withheld in Purchaser’s sole and absolute discretion. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, (x) Purchaser’s failure to disapprove any request for consent by Seller under this Section 8.2.4 within five (5) Business Days following Seller’s request therefor shall be deemed to constitute Purchaser’s disapproval thereof, and (y) Purchaser shall bear those costs and expenses related to any new leases or modifications of existing Leases entered into after the Effective Date in accordance with the provisions of this Section 8.2.4 and, without limiting the foregoing, the prorations at the Closing shall include an appropriate credit to Seller consistent with the foregoing.

8.2.5 Insurance. Seller shall keep in force and effect with respect to the Property the insurance policies currently carried by Seller as of the Effective Date or policies providing similar coverage through the Closing Date.

8.2.6 Property. Seller shall not (a) directly or indirectly sell or assign the Property or any portion thereof (other than the sale of de minimis portions of the Personal Property in the ordinary course of business), (b) take any action, create, commit, permit to exist or suffer any acts which would (i) give rise to any variance from the current legal description of the Land, or (ii) voluntarily cause the creation of any lien, charge or encumbrance against the Property (which is not removed as of the Closing), or (c) enter into any agreement to do any of the foregoing.

8.2.7 Notices. Seller shall use commercially reasonable efforts to promptly notify Purchaser of any change in any condition with respect to the Property or any portion thereof or of any event or circumstance of which Seller has Knowledge subsequent to the Effective Date which (a) materially, adversely affects the Property or any portion thereof or the use or operation of the Property or any portion thereof, or (b) makes any representation or warranty of Seller to Purchaser under this Agreement untrue or misleading in any material respect.

8.2.8 Development. Seller shall not take any actions with respect to the development of the Property, including, without limitation, applying for, pursuing, accepting or obtaining any permits, approvals or other development entitlements from any governmental or other regulatory entities or finalizing or entering into any agreements relating thereto without Purchaser’s prior written consent (which consent may be withheld in Purchaser’s sole and absolute discretion).

8.2.9 No Litigation. Seller shall not allow to be commenced on its behalf any action, suit or proceeding with respect to all or any portion of the Property without Purchaser’s prior written consent (which consent may be withheld in Purchaser’s sole and absolute discretion). Notwithstanding the foregoing, Seller may (without obtaining Purchaser’s consent prior to the expiration of the Due Diligence Period, and, after the expiration of the Due

Diligence, with the prior consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed) commence and litigate an unlawful detainer proceeding against any tenant or occupant under a Lease or commence and litigate any proceeding against any vendor, service provider or warrantor with respect to the Property.

8.2.10 Cooperation. Prior to Closing, Seller shall coordinate and reasonably cooperate with Purchaser regarding any communications by Purchaser and the City and other governmental or quasi-Governmental Authorities with respect to any development or redevelopment of the Property or any other action that Purchaser or its affiliates desire to undertake with regards to the Property that will require approval from the City or any other governmental or quasi-Governmental Authorities.

Any Claims related to any breach by Seller of the covenants set forth in this Section 8.2 occurring prior to Closing shall survive the Closing through the end of the Survival Period.

8.3 Representations, Warranties and Covenants of Purchaser. Purchaser hereby represents and warrants to Seller that as of the Effective Date and as of the Closing:

8.3.1 Authority. This Agreement and all other documents delivered prior to or at the Closing (i) have been (or will be, as applicable) duly authorized, executed, and delivered by Purchaser; (ii) are binding obligations of Purchaser; and (iii) do not violate the formation documents of Purchaser. Purchaser has obtained (or will obtain, as applicable) all required consents, releases, and approvals necessary to execute this Agreement and consummate the transaction contemplated by this Agreement. Purchaser further represents that it is a limited liability company, duly organized and existing in good standing under the laws of the State of Delaware and qualified to do business in the State of California.

8.3.2 No Conflicts. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with, or, with notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, mortgage, loan agreement, or other document, or instrument or agreement to which Purchaser is a party, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Purchaser.

8.3.3 No Insolvency. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending, or, to Purchaser’s knowledge, threatened, against Purchaser.

8.3.4 OFAC. Purchaser is currently (a) in compliance with and shall at all times prior to Closing remain in compliance with the regulations of the OFAC of the U.S. Department of Treasury and the OFAC Rules, (b) not listed on, and shall not during the term of this Agreement be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other Governmental Authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

9. Release.

9.1 RELEASE. EFFECTIVE AS OF THE CLOSING, PURCHASER SHALL BE DEEMED TO HAVE RELEASED SELLER AND ALL SELLER RELATED PARTIES FROM ALL CLAIMS WHICH PURCHASER OR ANY AFFILIATE, EMPLOYEE, DIRECTOR, OFFICER, PARTNER, MEMBER, SERVANT OR SHAREHOLDER (EACH, A “PURCHASER RELATED PARTY”) HAS OR MAY HAVE ARISING FROM OR RELATED TO ANY MATTER OR THING RELATED TO OR IN CONNECTION WITH THE PROPERTY INCLUDING THE DOCUMENTS AND INFORMATION REFERRED TO HEREIN, THE LEASES AND THE TENANTS THEREUNDER, ANY CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF ALL OR ANY PORTION OF THE PROPERTY AND ANY ENVIRONMENTAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, ALL PRIOR WATER INTRUSION AT THE PROPERTY AND ALL REMEDIATION ACTIVITIES IN CONNECTION THEREWITH, AS MORE PARTICULARLY SET FORTH IN THAT CERTAIN LETTER DATED SEPTEMBER 10, 2013, FROM MARX/OKUBO ASSOCIATES, INC. TO JP MORGAN ASSET MANAGEMENT, INC. AND ON EXHIBIT A ATTACHED THERETO, AND PURCHASER SHALL NOT LOOK TO SELLER OR ANY SELLER RELATED PARTIES IN CONNECTION WITH THE FOREGOING FOR ANY REDRESS OR RELIEF. THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, PROVIDED THAT THIS RELEASE SHALL NOT BE APPLICABLE TO ANY CLAIMS ARISING OUT OF THE EXPRESS COVENANTS, REPRESENTATIONS, OR WARRANTIES SET FORTH IN THIS AGREEMENT, ANY SELLER’S ESTOPPEL CERTIFICATES OR IN ANY DOCUMENT OR INSTRUMENT DELIVERED IN CONNECTION HEREWITH THAT SHALL EXPRESSLY SURVIVE THE CLOSING.

AS PART OF THE PROVISIONS OF THIS PARAGRAPH, BUT NOT AS A LIMITATION THEREON, PURCHASER HEREBY AGREES THAT THE MATTERS RELEASED HEREIN ARE NOT LIMITED TO MATTERS WHICH ARE KNOWN OR DISCLOSED, AND PURCHASER HEREBY WAIVES ANY AND ALL RIGHTS AND BENEFITS WHICH IT NOW HAS, OR IN THE FUTURE MAY HAVE CONFERRED UPON IT, BY VIRTUE OF THE PROVISIONS OF FEDERAL, STATE OR LOCAL LAW, RULES OR REGULATIONS, INCLUDING WITHOUT LIMITATION SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA, WHICH PROVIDES AS FOLLOWS:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

IN THIS CONNECTION AND TO THE FULLEST EXTENT PERMITTED BY LAW, PURCHASER HEREBY AGREES THAT PURCHASER REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW UNKNOWN TO PURCHASER MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND PURCHASER FURTHER AGREES, REPRESENTS AND WARRANTS THAT THE WAIVERS AND RELEASES HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON IN LIGHT OF THAT REALIZATION AND THAT PURCHASER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT SELLER AND ALL SELLER RELATED PARTIES FROM ANY SUCH UNKNOWN CLAIMS WHICH MIGHT IN ANY WAY BE INCLUDED IN THE WAIVERS AND MATTERS RELEASED AS SET FORTH IN THIS PARAGRAPH. THE PROVISIONS OF THIS PARAGRAPH ARE MATERIAL AND INCLUDED AS A MATERIAL PORTION OF THE CONSIDERATION GIVEN TO SELLER BY PURCHASER IN EXCHANGE FOR SELLER’S PERFORMANCE HEREUNDER.

THE RELEASE SET FORTH ABOVE SHALL NOT APPLY (I) TO THE EXTENT OF ANY FRAUD PERPETRATED BY SELLER, (II) TO ANY OBLIGATION OF SELLER WHICH EXPRESSLY SURVIVES THE CLOSING, (III) TO ANY CLAIMS ARISING FROM OR RELATED TO SELLER’S OBLIGATIONS UNDER THE DOCUMENTS DELIVERED TO BUYER AT CLOSING OR UNDER ANY SELLER’S ESTOPPEL CERTIFICATES OR (IV) ANY CLAIM BY PURCHASER’S AFFILIATE AGAINST SELLER RELATED TO SELLER’S COVENANTS AND OBLIGATIONS UNDER THE AFFILIATE LEASE ARISING FROM EVENTS OR CIRCUMSTANCES OCCURRING PRIOR TO THE CLOSING (PROVIDED THAT IF PURCHASER HAS KNOWLEDGE AS OF THE EFFECTIVE DATE OF ANY CLAIMS RELATED TO THE AFFILIATE LEASE AND PURCHASER NONETHELESS CLOSES THE TRANSACTION HEREUNDER AND PURCHASES THE PROPERTY, THEN PURCHASER SHALL BE DEEMED TO HAVE WAIVED ALL OF SUCH CLAIMS AND SELLER SHALL HAVE NO LIABILITY OR OBLIGATION RESPECTING SUCH CLAIMS).

PURCHASER’S INITIALS:	SELLER’S INITIALS:

9.2 Survival. The provisions of this Section 9 shall survive the Closing or the termination of this Agreement.

10. Remedies For Default and Disposition of the Deposit.

10.1 SELLER DEFAULTS. IF THE TRANSACTION HEREIN PROVIDED SHALL NOT BE CLOSED SOLELY BY REASON OF SELLER’S DEFAULT UNDER THIS AGREEMENT, THEN PURCHASER SHALL HAVE, AS ITS SOLE AND EXCLUSIVE REMEDIES (ALL OTHER RIGHTS AND/OR REMEDIES, WHETHER AVAILABLE AT LAW OR IN EQUITY, BEING IRREVOCABLY WAIVED), THE RIGHT TO EITHER (A) TERMINATE THIS AGREEMENT (IN WHICH EVENT THE DEPOSIT SHALL BE

RETURNED TO PURCHASER, SELLER SHALL PAY TO PURCHASER AN AMOUNT EQUAL TO PURCHASER’S REIMBURSABLE DUE DILIGENCE EXPENSES (AS HEREINAFTER DEFINED) AND NEITHER PARTY HERETO SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO THE OTHER EXCEPT FOR THE SURVIVING OBLIGATIONS, PURCHASER HEREBY WAIVING ANY RIGHT OR CLAIM TO DAMAGES FOR SELLER’S BREACH), OR (B) SPECIFICALLY ENFORCE SELLER’S CLOSING OBLIGATIONS; PROVIDED THAT ANY ACTION BY PURCHASER FOR SPECIFIC PERFORMANCE MUST BE FILED, IF AT ALL, WITHIN FORTY-FIVE (45) DAYS OF SELLER’S DEFAULT, AND THE FAILURE TO FILE WITHIN SUCH PERIOD SHALL CONSTITUTE A WAIVER BY PURCHASER OF SUCH RIGHT AND REMEDY. IF PURCHASER SHALL NOT HAVE FILED AN ACTION FOR SPECIFIC PERFORMANCE WITHIN THE AFOREMENTIONED TIME PERIOD OR SO NOTIFIED SELLER OF ITS ELECTION TO TERMINATE THIS AGREEMENT, PURCHASER’S SOLE REMEDY SHALL BE TO TERMINATE THIS AGREEMENT IN ACCORDANCE WITH CLAUSE (A) ABOVE. AS USED HEREIN, “PURCHASER’S REIMBURSABLE DUE DILIGENCE EXPENSES” SHALL MEAN AND REFER TO THIRD-PARTY OUT-OF-POCKET EXPENSES ACTUALLY INCURRED BY PURCHASER IN CONNECTION WITH THE NEGOTIATION AND PREPARATION OF THIS AGREEMENT FOR THE POTENTIAL ACQUISITION OF THE PROPERTY AS CURRENTLY CONSTRUCTED, INCLUDING ATTORNEYS’ FEES, AND IN CONNECTION WITH PURCHASER’S INVESTIGATIONS UNDER THIS AGREEMENT PRIOR TO THE TERMINATION OF THIS AGREEMENT BY PURCHASER; PROVIDED, HOWEVER, (I) IN NO EVENT SHALL SELLER BE OBLIGATED UNDER THIS AGREEMENT TO REIMBURSE PURCHASER FOR PURCHASER’S REIMBURSABLE DUE DILIGENCE EXPENSES (IN THE AGGREGATE) IN EXCESS OF TWO HUNDRED THOUSAND DOLLARS ($200,000) AND (II) SELLER’S OBLIGATION HEREUNDER TO REIMBURSE PURCHASER FOR PURCHASER’S REIMBURSABLE DUE DILIGENCE EXPENSES SHALL RELATE ONLY TO PURCHASER’S REIMBURSABLE DUE DILIGENCE EXPENSES WITH RESPECT TO WHICH PURCHASER DELIVERS TO SELLER A THIRD-PARTY INVOICE (WITH REASONABLE SUPPORTING INFORMATION AND DOCUMENTATION AND EVIDENCE OF PAYMENT) WITHIN NINETY (90) DAYS AFTER THE DATE ON WHICH PURCHASER GIVES SELLER WRITTEN NOTICE OF PURCHASER’S TERMINATION OF THIS AGREEMENT.

10.2 PURCHASER DEFAULTS. IF THE TRANSACTION HEREIN PROVIDED SHALL NOT BE CLOSED SOLELY BY REASON OF PURCHASER’S DEFAULT HEREUNDER, THEN THIS AGREEMENT SHALL TERMINATE AND THE RETENTION OF THE DEPOSIT SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT, SUBJECT TO THE SURVIVING OBLIGATIONS; PROVIDED, HOWEVER, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NOTHING SHALL BE CONSTRUED TO LIMIT SELLER’S RIGHTS OR DAMAGES UNDER ANY INDEMNITIES GIVEN BY PURCHASER TO SELLER UNDER THIS AGREEMENT. IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT SELLER WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THAT THE PROPERTY WILL BE REMOVED FROM THE MARKET; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLER

CAUSED BY THE BREACH BY PURCHASER UNDER THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION SELLER SHOULD RECEIVE AS A RESULT OF PURCHASER’S BREACH OR DEFAULT.

IN PLACING THEIR INITIALS AT THE PLACES PROVIDED, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS MADE. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. UPON DEFAULT BY PURCHASER, THIS AGREEMENT SHALL BE TERMINATED AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EACH TO THE OTHER, EXCEPT FOR THE RIGHT OF SELLER TO COLLECT SUCH LIQUIDATED DAMAGES FROM PURCHASER.

PURCHASER’S INITIALS:	SELLER’S INITIALS:

10.3 Disposition of Deposit. If the transaction contemplated by this Agreement shall close, then the Deposit shall be applied as a partial payment of the Purchase Price.

10.4 Cure Period. Neither party shall be deemed to be in default under this Agreement unless the other party delivers written notice of such default to the defaulting party and the defaulting party fails to cure such default to the non-defaulting party’s reasonable satisfaction within five (5) Business Days after receipt of such written notice. The parties obligations to deliver documents and funds to Escrowee in accordance with this Agreement shall not be subject to the preceding sentence and any failure of the parties to timely deliver documents and funds to Escrowee in accordance with this Agreement shall be an immediate default without the need for notice or the expiration of any cure period.

11. Confidentiality.

11.1 Purchaser. Purchaser agrees that until the Closing, except as otherwise provided herein or required by law and except in connection with the exercise by Purchaser of any remedy hereunder, Purchaser shall (a) keep confidential the pendency of this transaction and the documents and information (including the Property Documents) supplied by Seller to Purchaser, and (b) disclose such information only to Purchaser’s Representatives, Title Company personnel and Governmental Authorities with a need to know in connection with Purchaser’s review and consideration of the Property (including development and re-development thereof), provided that Purchaser shall inform all persons receiving such information from Purchaser of the confidentiality requirement and (to the extent within Purchaser’s control) cause such confidence to be maintained. Disclosure of information by Purchaser shall not be prohibited if that disclosure is of information that is or becomes a matter of public record or public knowledge as a result of the Closing of this transaction or from sources other than Purchaser or Purchaser’s Representatives. Notwithstanding the foregoing to the contrary, Seller acknowledges and agrees that Purchaser may disclose in U.S. Securities and Exchange Commission (“SEC”) and other filings and Governmental Authorities, financial statements and/or other communications such information regarding the transactions contemplated hereby and any such information relating to the Property as may be necessary or advisable under federal or state securities law, rules or regulations (including SEC rules and regulations, “generally accepted accounting principles” or other accounting rules or procedures or in accordance with Purchaser’s prior custom, practice or procedure). Seller acknowledges and agrees that Purchaser may be required to publicly disclose the possible transactions contemplated hereby and to file this Agreement or a summary thereof (any such filing, an “SEC Disclosure”) with the SEC and upon such filing each of Purchaser and Seller shall be relieved of its respective confidentiality obligations under this Section 11 to the extent of the information set forth in such filing. This Section 11.1 shall survive the termination of this Agreement, but shall not survive the Closing.

11.2 Seller. Seller agrees that both prior to and after the Closing, except as otherwise provided herein or required by law, and except in connection with the exercise by Seller of any remedy hereunder, Seller shall (a) keep confidential the pendency of this transaction with Purchaser, the terms and conditions contained in the Agreement and the identity of Purchaser, and (b) disclose such information only to Seller’s agents, employees, contractors, consultants or attorneys, as well as tenants and occupants of the Real Property and title company personnel, with a need to know such information in connection with effecting this transaction, provided that Seller shall inform all such persons receiving such confidential information from Seller of the confidentiality requirement and (to the extent within Seller’s control) cause such confidence to be maintained. Disclosure of the pendency of this transaction by Seller shall not be prohibited if that disclosure is of information that is or becomes a matter of public record or public knowledge as a result of the Closing of this transaction or from sources other than Seller or its agents, employees, contractors, consultants or attorneys. This Section 11.2 shall survive the termination of this Agreement and the Closing.

11.3 Remedies. In addition to any other remedies available to the parties, notwithstanding anything to the contrary set forth herein, both parties shall have the right to seek equitable relief, including, without limitation, injunctive relief or specific performance in order to enforce the provisions of this Section 11. This Section 11.3 shall survive the termination of this Agreement and the Closing.

12. Miscellaneous.

12.1 Brokers.

12.1.1 Indemnity. Except as provided in Section 12.1.2 below, Seller represents and warrants to Purchaser, and Purchaser represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with the sale contemplated under this Agreement. In the event of a claim for broker’s or finder’s fee or commissions in connection with the sale contemplated by this Agreement, then Seller shall indemnify, defend and hold harmless Purchaser from the same if it shall be based upon any statement or agreement alleged to have been made by Seller, and Purchaser shall indemnify, defend and hold harmless Seller from the same if it shall be based upon any statement or agreement alleged to have been made by Purchaser.

12.1.2 Known Brokers. Seller has agreed to pay a brokerage commission to Colliers International in an amount equal to One Million Dollars ($1,000,000) and a brokerage commission to Eastdill Secured (“Broker”) in an amount equal to Seven Hundred Fifty Thousand Dollars ($750,000) pursuant to a separate written agreement between Seller and Broker. Section 12.1.1 hereof is not intended to apply to leasing commissions incurred in accordance with this Agreement.

12.1.3 Survival. This Section 12.1 shall survive the Closing.

12.2 Limitation of Liability; Multiple Sellers.

12.2.1 Ceiling; Cap. Notwithstanding anything to the contrary contained in this Agreement or any documents executed in connection herewith, if the Closing of the transaction contemplated hereunder shall have occurred, (i) the aggregate liability of Phase One Seller and Phase Two Seller, collectively, arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Phase One Seller and Phase Two Seller under this Agreement or any document or certificate executed or delivered in connection herewith shall not exceed an amount equal to Two Million Dollars ($2,000,000) (the “Liability Ceiling”) and (ii) in no event shall Phase One Seller or Phase Two Seller have any liability to Purchaser unless and until the aggregate liability of Phase One Seller and Phase Two Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Phase One Seller and Phase Two Seller under this Agreement or any document or certificate executed or delivered in connection herewith shall exceed Seventy-Five Thousand Dollars ($75,000) (the “Liability Floor”). If Phase One Seller’s and Phase Two Seller’s collective aggregate liability to Purchaser shall exceed the Liability Floor, then Phase One Seller and Phase Two Seller shall, subject to Section 12.2.2 below, be liable for the entire amount thereof up to but not exceeding the Liability Ceiling. Notwithstanding the foregoing, the Liability Ceiling and the Liability Floor shall not apply to (i) Seller’s obligations under Section 5.6, 11 or 12.1 above, (ii) Seller’s obligations under Section 12.10 below, (iii) Seller’s breach of the Fundamental Representations, (iv) Seller’s liability under the Seller’s Estoppel Certificates, or (v) any Claim by Purchaser’s Affiliate against Seller related to Seller’s covenants and obligations under the Affiliate Lease arising from events or circumstances occurring prior to the Closing to the extent not released pursuant to this Agreement.

12.2.2 Multiple Sellers. The obligations of Phase One Seller and Phase Two Seller for the obligations and liabilities of Seller under this Agreement, the documents to be delivered by Seller at Closing and the Seller’s Estoppel Certificates shall be joint and several. Service of a notice in accordance with Section 12.8 below shall be deemed service of notice on both of Phase One Seller and Phase Two Seller. The consent or approval of any of Phase One Seller or Phase Two Seller shall be deemed the consent or approval of Seller. Any waiver or agreement entered into in writing or agreed to in writing by either of Phase One Seller or Phase Two Seller shall be binding upon Seller.

12.2.3 No Personal Liability. Under no circumstances shall any affiliate of either party or of any direct or indirect partner, member, stockholder, trustee, beneficiary, officer, director, employee or agent of either party or of any of their respective affiliates have any personal liability for the performance of such party’s obligations under this Agreement or the documents to be delivered at Closing under this Agreement.

12.2.4 Other Limitations. The foregoing shall be in addition to, and not in limitation of, any further limitation of liability that might otherwise apply (whether by reason of Purchaser’s waiver, relinquishment or release of any applicable rights or otherwise).

12.2.5 Seller’s Surviving Obligations Agreement. Notwithstanding anything to the contrary contained in this Agreement, Seller shall maintain adequate reserves to satisfy its contingent liabilities under this Agreement. If Purchaser obtains a judgment against Seller and Seller does not have sufficient assets to satisfy such judgment, then, subject to the limitations otherwise set forth in this Agreement, Purchaser shall be entitled to pursue Claims against those parties who receive distributions of the Purchase Price.

12.3 Exhibits; Entire Agreement; Modification. All exhibits attached and referred to in this Agreement are hereby incorporated herein as if fully set forth in (and shall be deemed to be a part of) this Agreement. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes any and all prior agreements between the parties hereto respecting such matters. This Agreement may not be modified or amended except by written agreement signed by both parties.

12.4 Time of the Essence; Business Days. Time is of the essence with respect to this Agreement. However, whenever any action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-Business Day, then such period (or date) shall be extended until the next succeeding Business Day. As used herein, the term “Business Day” shall be deemed to mean any day, other than a Saturday or Sunday, on which commercial banks in the State of New York or in the State of California are not required or authorized to be closed for business.

12.5 Interpretation. Section headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to wit, that ambiguities in this Agreement should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto. Whenever the words “including”, “include” or “includes” are used in this Agreement, they shall be interpreted in a non-exclusive manner. Except as otherwise indicated, all Exhibit and Section references in this Agreement shall be deemed to refer to the Exhibits and Sections in this Agreement. Except as otherwise expressly indicated herein, whenever either party agrees to use its “commercially reasonable efforts” with respect to any action to be taken, thing to be done or item to be delivered by such party hereunder, such party shall not be obligated to institute legal proceedings, deliver notices of default or expend any monies other than reasonable attorney’s fees incurred in connection with taking such action, doing such thing or delivering such item.

12.6 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

12.7 Successors and Assigns. Purchaser may not assign or transfer its rights or obligations under this Agreement prior to Closing without the prior written consent of Seller, which consent may be given or withheld in the sole and absolute discretion of Seller; provided that, in the event of such an assignment or transfer, the transferee shall assume in writing all of the transferor’s obligations hereunder (but Purchaser or any subsequent transferor shall not be released from obligations hereunder). Notwithstanding and without limiting the foregoing, no consent given by Seller to any transfer or assignment of Purchaser’s rights or obligations hereunder shall be deemed to constitute a consent to any other transfer or assignment of Purchaser’s rights or obligations hereunder and no transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties. Notwithstanding the foregoing, Purchaser may assign its rights or obligations under this Agreement to (a) any entity in which Purchaser or affiliates of Purchaser are members, partners or principals or any entity in which Purchaser retains, directly or indirectly, a significant economic interest, or (b) any other person or entity approved by Seller in its reasonable discretion (each a “Permitted Assignee”), provided, that (i) the Permitted Assignee shall assume in writing all of Purchaser’s obligations hereunder pursuant to an assignment and assumption agreement in form and content acceptable to Seller in the exercise of Seller’s reasonable judgment, (ii) Seller shall receive an original of such assignment and assumption agreement signed by Purchaser and the Permitted Assignee, (iii) Purchaser shall remain liable jointly and severally with the Permitted Assignee for all obligations and indemnifications hereunder notwithstanding such assignment, and (iv) such assignment shall not require the consent of any third party or delay the consummation of the transactions contemplated by this Agreement. Seller shall not have the right, power, or authority to assign, pledge or mortgage this Agreement or any portion of this Agreement, or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily, or by operation of law. Any attempted transfers or assignments in violation of the provisions hereof shall be void and of no force or effect. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties. Notwithstanding the foregoing, if Purchaser so elects prior to Closing, Purchaser may designate one or more other entities in which Purchaser or affiliates of Purchaser are members, partners or principals or any entity in which Purchaser retains, directly or indirectly, a significant economic interest to take title to portions of the Property at Closing, without assigning any of Purchaser’s rights or duties hereunder to such entities, in which case, the documents described in Sections 5.2 and 5.3 will be separately prepared, executed and delivered between Seller and the applicable designee of Purchaser at Closing.

12.8 Notices. All notices, requests or other communications which may be or are required to be given, served or sent by either party hereto to the other shall be (a) delivered in person or by facsimile transmission, with receipt thereof confirmed by printed facsimile acknowledgment (with a confirmation copy delivered in person or by overnight delivery contemporaneously therewith), (b) by overnight delivery with any reputable overnight courier service, or (c) by deposit in any post office or mail depository regularly maintained by the United States Postal Office and sent by registered or certified mail, postage paid, return receipt requested, and shall be effective upon receipt (whether refused or accepted) and, in each case, addressed as follows:

To Seller:

SR Corporate Center Phase One, LLC

SR Corporate Center Phase Two, LLC

c/o Seagate Properties, Inc.

980 Fifth Avenue

San Rafael, California 94901

Attention: Wick Polite

Facsimile: (415) 455-0300

With a Copy To:

SR Corporate Center Phase One, LLC

SR Corporate Center Phase Two, LLC

c/o J.P. Morgan Investment Management Inc.

2029 Century Park East, Suite 4150

Los Angeles, California 90067

Attention: Karen M. Wilbrecht

Facsimile: (310) 860-7047

With a Copy To:

SR Corporate Center Phase One, LLC

SR Corporate Center Phase Two, LLC

c/o J.P. Morgan Investment Management Inc.

P.O. Box 5005

New York, New York 10163-5005

With a Copy To:

Stroock & Stroock & Lavan LLP

2029 Century Park East, 16th Floor

Los Angeles, California 90067

Attention: Stuart A. Graiwer, Esq.

Facsimile: (310) 407-6483

To Purchaser:

c/o BioMarin Pharmaceutical Inc.

105 Digital Drive

Novato, CA 94949

Attention: General Counsel

Facsimile: (415) 506-6425

With a copy to:

c/o BioMarin Pharmaceutical Inc.

105 Digital Drive

Novato, CA 94949

Attention: Controller

Facsimile: (415) 878-0273

And With a Copy To:

Paul Hastings LLP

55 Second Street

Twenty-Fourth Floor

San Francisco, CA 94105

Attention: Stephen Berkman, Esq.

Facsimile: (415) 856-7100

or to such other address or such other person as the addressee party shall have last designated by written notice to the other party. Notices given by facsimile transmission shall be deemed to be delivered as of the date and time when transmission and receipt of such facsimile is confirmed (provided, that a confirmation copy is delivered by reputable overnight carrier the following Business Day); and all other notices shall be deemed to have been delivered on the date of delivery or refusal thereof.

12.9 Third Parties. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement upon any other person or entity (a “Person”) other than the parties hereto and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Persons to any party to this Agreement, nor shall any provision give any third parties any right of subrogation or action over or against any party to this Agreement. This Agreement is not intended to and does not create any third party beneficiary rights whatsoever.

12.10 Legal Costs. Except as expressly set forth herein, the parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all deeds and other agreements pertaining to this transaction, and that such legal costs shall not be part of the closing costs. In addition, if either Purchaser or Seller brings any suit or other proceeding with respect to the subject matter or the enforcement of this Agreement, then the prevailing party (as determined by the court, agency, arbitrator or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys’ fees, expenses and costs of investigation actually incurred. The foregoing includes reasonable attorneys’ fees, expenses and costs of investigation (including those incurred in appellate proceedings), costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 et seq.), or any successor statutes.

12.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. Executed copies hereof may be delivered by facsimile, PDF or email, and upon receipt, shall be deemed originals and binding upon the parties hereto. Without limiting or otherwise affecting the validity of executed copies hereof that have been delivered by facsimile, PDF or email, the parties shall use diligent efforts to deliver originals as promptly as possible after execution.

12.12 Effectiveness. In no event shall any draft of this Agreement create any obligation or liability, it being understood that this Agreement shall be effective and binding only when a counterpart hereof has been executed and delivered by each party hereto. Seller or Purchaser shall have the right to discontinue negotiations and withdraw any draft of this Agreement at any time prior to the full execution and delivery of this Agreement by all parties hereto. Except as expressly provided in this Agreement, Purchaser assumes the risk of all costs and expenses incurred by Purchaser in any negotiations or due diligence investigations undertaken by Purchaser with respect to the Property.

12.13 No Implied Waivers. No failure or delay of either party in the exercise of any right or remedy given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified in this Agreement for exercise of such right or remedy has expired) shall constitute a waiver of any other or further right or remedy nor shall any single or partial exercise of any right or remedy preclude other or further exercise thereof or any other right or remedy. No waiver by either party of any breach hereunder or failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent breach, failure or refusal to so comply.

12.14 Discharge of Seller’s Obligations. Except as otherwise expressly provided in this Agreement, Purchaser’s acceptance of the Deed shall be deemed a discharge of all of the obligations of Seller hereunder and all of Seller’s representations, warranties, covenants and agreements in this Agreement shall merge in the documents and agreements executed at the Closing and shall not survive the Closing, except and to the extent that, pursuant to the express provisions of this Agreement, any of such representations, warranties, covenants or agreements are to survive the Closing.

12.15 No Recordation. Neither this Agreement nor any memorandum thereof shall be recorded and any attempted recordation hereof shall be void and shall constitute a default hereunder; provided, that, Purchaser shall have the right to record a lis pendens in connection with filing an action for specific performance subject to and in accordance with the provisions hereof.

12.16 Unenforceability. If all or any portion of any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, then such invalidity, illegality or unenforceability shall not affect any other provision hereof, and such provision shall be limited and construed as if such invalid, illegal or unenforceable provision or portion thereof were not contained herein unless doing so would materially and adversely affect a party or the benefits that such party is entitled to receive under this Agreement.

12.17 Waiver of Trial by Jury. TO THE FULLEST EXTENT PERMITTED BY LAW, SELLER AND PURCHASER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

12.18 Obligation to Close on all of the Property. Purchaser’s obligation to purchase the Property and each of Phase One Seller’s and Phase Two Seller’s obligation to sell the portion of the Property owned by each of them is not severable and Purchaser must purchase, and Phase One Seller and Phase Two Seller must sell, all of the Property.

12.19 Subsequent Sale of the Property by Purchaser. If, from and after the Effective Date and through and including the date that is twelve (12) months following the Closing Date, Purchaser sells, assigns, conveys or otherwise transfers (a) all of the Property, (b) the portion of the Property owned by Phase One Seller (including the parking structure located on Lindaro Street, collectively, the “Phase One Property”), or (c) the portion of the Property owned by Phase Two Seller (including the parking structure located on Lincoln Avenue, collectively, the “Phase Two Property”) (in each case, except in connection with a loan secured, in whole or in part, by the Property) (collectively, a “Subsequent Transfer”), to the extent that Purchaser receives, in connection with such Subsequent Transfer, Excess Consideration (as hereinafter defined), Purchaser shall deliver to Seller, at the closing of such Subsequent Transfer, by wire transfer of immediately available federal funds to an account designated by Seller, an amount equal to fifty percent (50%) of the Excess Consideration. For purposes of this Section 12.19, “Excess Consideration” means an amount equal to the difference between (a) the purchase price paid to Purchaser in connection with such Subsequent Transfer (less all closing costs (i.e. costs typically incurred in connection with the sale of real property similar to the Property, including taxes, title and escrow fees) and commissions paid by Purchaser in connection with such Subsequent Transfer and (b) the allocated portion of the Purchase Price paid to Seller (less all closing costs (i.e. costs typically incurred in connection with the sale of real property similar to the Property, including taxes, title and escrow fees) and commissions paid by Seller in connection with the sale of the Property, or portion thereof, contemplated hereunder). Purchaser shall deliver to Seller evidence reasonably satisfactory to Seller respecting the amount of the Excess Consideration. For purposes of determining the Excess Consideration payable to Seller in connection with any Subsequent Transfer of less than all of the Property (i.e. only the Phase One Property or only the Phase Two Property) 45.4% of the Purchase Price is allocated to the Phase One Property and 54.6% of the Purchase Price is allocated to the Phase Two Property.

12.20 Designation of Reporting Person. In order to assure compliance with the requirements of Section 6045 of the Code and any related reporting requirements of the Code, the parties hereto agree as follows:

(a) The Title Company (for purposes of this Section, the “Reporting Person”), by its execution hereof, hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Code.

(b) Seller and Purchaser each hereby agree:

(i) to provide to the Reporting Person all information and certifications regarding such party, as reasonably requested by the Reporting Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and

(ii) to provide to the Reporting Person such party’s taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Reporting Person is correct.

(c) Title Company agrees to retain this Agreement for not less than four (4) years from the end of the calendar year in which Closing occurred, and to produce it to the Internal Revenue Service upon a valid request therefor.

(d) The addresses for Seller and Purchaser are as set forth in Section 12.8 hereof, and the real estate subject to the transfer provided for in this Agreement is described in Exhibit A.

12.21 Tax Reduction Proceedings. If Seller has heretofore filed, or shall hereafter file, applications for the reduction of the assessed valuation of the Property and/or instituted certiorari proceedings to review such assessed valuations for any tax year prior to the tax year in which the Closing herein occurs, then Seller shall have sole control of such proceedings, including the right to withdraw, compromise and/or settle the same or cause the same to be brought on for trial and to take, conduct, withdraw and/or settle appeals. After Closing, Purchaser shall have sole control of any such proceedings which relate to the tax year in which the Closing herein occurs, including the right to withdraw, compromise and/or settle the same or cause the same to be brought on for trial and to take, conduct, withdraw and/or settle appeals. Any refund or the savings or refund for any year or years prior to the tax year in which the Closing herein occurs shall belong solely to Seller (subject to any requirement under the Leases to pay to the tenants thereunder a share of any such refund or rebate, which Seller shall promptly pay to Purchaser for refunding to such tenants). Any tax savings or refund for the tax year in which the Closing occurs shall be prorated between Seller and Purchaser after deduction of attorneys’ fees and other expenses related to the proceeding and any sums payable to tenants under the Leases (subject to any requirement under the Leases to pay to the tenants thereunder a share of any such refund or rebate, which Seller shall promptly pay to Purchaser for refunding to such tenants). Any sums payable to tenants under the Leases on account of such tax savings or refund shall be promptly paid to such tenants following receipt of such tax savings or refund. Purchaser shall execute all consents, receipts, instruments and documents which may reasonably be requested in commercially reasonable form in order to facilitate settling such proceeding and collecting the amount of any refund or tax savings.

12.22 Press Releases. Any press release or other public disclosure regarding this Agreement or the transaction contemplated hereby (other than an SEC Disclosure, which can be made without consent of the other party) shall not be made without prior written consent of both Purchaser and Seller, not to be unreasonably withheld, conditioned or delayed.

12.23 California Required Natural Hazard Disclosure. Seller has commissioned First American Title Insurance Company to prepare the natural hazard disclosure statement in the form required by California Civil Code Section 1103 (the “Disclosure Report”). Purchaser acknowledges that the Disclosure Report serves to satisfy statutory disclosure requirements of California Civil Code Section 1103. Seller does not warrant or represent either the accuracy or completeness of the information set forth in the Disclosure Report, and Purchaser shall use same merely as a guideline in its overall investigation of the Property.

12.24 Survival. The provisions of this Section 12 shall survive the Closing or the termination of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PHASE ONE SELLER:

SR CORPORATE CENTER PHASE ONE, LLC, a Delaware limited liability company

By:	Seagate SR Corporate Center, LLC, a Delaware limited liability Company Sole Member

	By:	Seagate Second Street, LLC, a California limited liability company Managing Member

		By:	Seagate Lindaro, LLC, a California limited liability company Managing Member

			By:	The Polite Family Living Trust (1997) U/T/A Dated 2/28/97

				By:	/s/ Willis K. Polite, Jr.
				Name:	Willis K. Polite, Jr.
				Title:	Trustee

[Signatures continue next page]

S-1

PHASE TWO SELLER:

SR CORPORATE CENTER PHASE TWO, LLC, a Delaware limited liability company

By:	Seagate SR Corporate Center, LLC, a Delaware limited liability Company Sole Member

	By:	Seagate Second Street, LLC, a California limited liability company Managing Member

		By:	Seagate Lindaro, LLC, a California limited liability company Managing Member

			By:	The Polite Family Living Trust (1997) U/T/A Dated 2/28/97

				By:	/s/ Willis K. Polite, Jr.
				Name:	Willis K. Polite, Jr.
				Title:	Trustee

[Signatures continue next page]

S-2

PURCHASER:

CALIFORNIA CORPORATE CENTER ACQUISITION LLC,
a Delaware limited liability company

By:	/s/ G. Eric Davis

Name:	G. Eric Davis

Title:	Manager

[End of signature pages]

S-3